UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec.240.14a-12

Southside Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS	i
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS	1
VOTING OF PROXY	1
REVOCABILITY OF PROXY	2
PERSONS MAKING THE SOLICITATION	2
RECORD DATE AND OUTSTANDING SHARES	2
QUORUM, VOTING RIGHTS AND PROCEDURES	2
EFFECT OF WITHHOLD VOTES, ABSTENTIONS AND BROKER NON-VOTES	3
ELECTION OF DIRECTORS - PROPOSAL 1	3
INFORMATION ABOUT OUR DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS	4
CORPORATE GOVERNANCE	8
COMMITTEES OF THE COMPANY	10
COMMITTEES OF SOUTHSIDE BANK	12
DIRECTOR COMPENSATION	13
2017 Director Compensation	13
DIRECTOR STOCK OWNERSHIP POLICY	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	15
COMPENSATION COMMITTEE REPORT	17
COMPENSATION DISCUSSION AND ANALYSIS	17
EXECUTIVE COMPENSATION	23
2017 Summary Compensation Table	23
2017 Grants of Plan-Based Awards	25
Outstanding Equity Awards at 2017 Fiscal Year-End	26
2017 Option Exercises and Stock Vested	27
2017 Pension Benefits	28
Potential Payments Upon Termination or Change in Control	30
Equity Compensation Plan Information	32
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION - PROPOSAL 2	32
APPROVAL OF AMENDMENT TO THE CERTIFICATE OF FORMATION OF SOUTHSIDE BANCSHARES, INC. TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK - PROPOSAL 3	33
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	34
TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATES	34
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	35
AUDIT COMMITTEE REPORT	36
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	37
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM – PROPOSAL 4	37
ANNUAL REPORT TO SHAREHOLDERS	37
SHAREHOLDER PROPOSALS	37
HOUSEHOLDING	38
GENERAL	38
APPENDIX A	A-1
PROXY CARD

SOUTHSIDE BANCSHARES, INC.
1201 South Beckham Avenue
Tyler, Texas 75701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 9, 2018

Dear Shareholder:

You are cordially invited to attend the Annual Meeting (the “Annual Meeting”) of Shareholders of Southside Bancshares, Inc. (the “Company”) to be held at Willow Brook Country Club, 3205 West Erwin Street, Tyler, Texas 75702, on Wednesday, May 9, 2018, at 11:30 a.m., local time, for the purpose of considering and acting upon the following:

1.
the election of seven nominees named in this proxy statement as members of the board of directors of the Company (“the Board”), five of whom are to serve until the Annual Meeting of Shareholders in 2021, one until 2020 and one until 2019;

2.	a non-binding advisory vote on the compensation of the Company's named executive officers;

3.	the amendment of our certificate of formation to increase the number of authorized shares of common stock;

4.
the ratification of the appointment by our Audit Committee of Ernst & Young LLP (“EY”) to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2018; and

5.	the transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.

Management will also report on operations and other matters affecting the Company.  After the meeting, the Company’s officers and directors will be available to answer your questions.  Representatives from EY, the Company’s independent registered public accounting firm, are expected to be in attendance and available to answer your appropriate questions or make a statement if they so desire.

Only holders of common stock registered on the Company’s books as owners of shares at the close of business on March 14, 2018, are entitled to vote at the Annual Meeting.

Your attendance and vote are important.  Please sign, date and return the enclosed proxy immediately in the envelope provided or you may vote your shares by telephone or Internet.  It is important that you sign and return the proxy or vote by telephone or Internet, even if you actually plan to attend the meeting in person.  Your proxy may be revoked prior to the Annual Meeting by notice in writing to the Corporate Secretary at the Company’s principal executive office, located at 1201 South Beckham Avenue, Tyler, Texas 75701, at any time, or by advising the Corporate Secretary at the Annual Meeting that you wish to revoke your proxy and vote your shares in person.

By Order of the Board of Directors,

/s/ JOE NORTON
Joe Norton
Chairman of the Board
Tyler, Texas
March 23, 2018

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on May 9, 2018:

The Company's Proxy Statement and 2017 Annual Report are available at http://investors.southside.com/FinancialDocs.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS REQUESTED THAT YOU PROPERLY EXECUTE AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY TO OUR TRANSFER AGENT, COMPUTERSHARE INVESTOR SERVICES, IN THE ENCLOSED ADDRESSED ENVELOPE OR VOTE YOUR SHARES BY TELEPHONE OR INTERNET.

i

SOUTHSIDE BANCSHARES, INC.
1201 South Beckham Avenue
Tyler, Texas 75701

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 9, 2018

TO OUR SHAREHOLDERS:
This proxy statement is being furnished to holders of the common stock of Southside Bancshares, Inc. (the “Company”) in connection with the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 9, 2018, at 11:30 a.m., local time, at Willow Brook Country Club, 3205 West Erwin Street, Tyler, Texas 75702, and at any adjournments thereof, for the purpose of considering and acting upon the following:

1.
the election of seven nominees named in this proxy statement as members of the board of directors of the Company (“the Board”), five of whom are to serve until the Annual Meeting of Shareholders in 2021, one until 2020 and one until 2019;

2.	a non-binding advisory vote on the compensation of the Company's named executive officers;

3.	the amendment of our certificate of formation to increase the number of authorized shares of common stock;

4.
the ratification of the appointment by our Audit Committee of Ernst & Young LLP (“EY”) to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2018; and

5.	the transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.
This Proxy Statement and a proxy card, as well as the Annual Report of the Company for the year ended December 31, 2017, including financial statements, are first being sent or made available to shareholders on or about March 29, 2018.
You are encouraged to review all of the information contained in the proxy materials before voting.
VOTING OF PROXY
If your proxy is executed and returned, it will be voted as you direct.  If no direction is provided, the proxy will be voted in accordance with the Board’s recommendations, as follows:

•	FOR the election of all of the nominees named in this proxy statement as directors;

•	FOR the approval of the compensation of the Company's named executive officers;

•	FOR the approval of the amendment to the Company's certificate of formation to increase the number of authorized shares of common stock;

•	FOR the ratification of the appointment of EY.
The proxies will use their discretion with respect to voting on any other matters presented for a vote at the meeting.  Additionally, if your proxy is executed and returned, it will be voted to approve the minutes of the last Annual Meeting.  This vote will not amount to a ratification of any action taken at that meeting nor will it indicate approval or disapproval of that action.
If your shares are registered in your name as the shareholder of record, you may vote by mail, telephone or Internet by following the instructions below.  Voting instructions also appear on your proxy card.  If you grant a proxy by telephone or by Internet, please have your proxy card available.

•	To vote by mail, complete, sign, and return the enclosed proxy card in the envelope provided to: Proxy Services, c/o Computershare Investor Services, P.O. Box 505000, Louisville, Kentucky, 40233-5000.

•
To vote by telephone, call toll free 1-800-652-VOTE (8683) within the United States, U.S. territories and Canada any time on a touch tone telephone and follow the instructions provided by the recorded message. There is NO CHARGE to you for the call.

•	To vote by Internet, access the voting site at www.investorvote.com/SBSI, or scan the Quick Response code with your smart phone and follow the voting instructions set forth on the secure website.
The telephone and Internet procedures are designed to authenticate the shareholder's identity and to allow shareholders to vote their shares and confirm their voting instructions have been properly recorded. Shareholders who vote by telephone or Internet do not need to return the proxy card. Proxies submitted by telephone or Internet must be recorded by 11:59 p.m. Eastern time on May 8, 2018.
If you hold your shares in “street name” in a stock brokerage account or through a bank, trust or other nominee, the broker or other nominee is considered the record holder and you are the beneficial owner of the shares. Beneficial owners vote their street name shares by instructing their broker or other nominee how to vote using the voting instruction form provided by the broker or nominee. Brokers only have authority to vote in their discretion on “routine” matters if they do not receive voting instructions from the beneficial owner of the shares.
Please note that the proposal to elect directors and the advisory vote on the compensation of the Company's named executive officers (the “Say-on-Pay” vote) are not considered routine matters. Consequently, if you do not give your broker or nominee specific voting instructions with respect to such proposals, your street name shares will be treated as broker non-votes with respect to those proposals (see “Quorum, Voting Rights and Procedures” below).
If you hold your shares in street name and want to vote in person at the Annual Meeting, you must obtain from your broker or nominee a legal proxy issued in your name giving you the right to vote the shares directly at the meeting. You will not be entitled to vote at the meeting unless you present such a proxy to the Company at that time.
REVOCABILITY OF PROXY
Your proxy may be revoked prior to the Annual Meeting by providing notice in writing to the Corporate Secretary at the Company’s principal executive office, located at 1201 South Beckham Avenue, Tyler, Texas 75701, at any time, or by advising the Corporate Secretary at the Annual Meeting that you wish to revoke your proxy and vote your shares in person. Your attendance at the Annual Meeting will not constitute automatic revocation of the proxy.
PERSONS MAKING THE SOLICITATION
The Company’s Board is soliciting the proxy. The expense of soliciting your proxy will be borne entirely by the Company and no other person or persons will bear such costs either directly or indirectly. Proxies will be solicited principally by mail, but may also be solicited by personal interview, telephone and email by directors, officers and employees of the Company who will receive no additional compensation. Alliance Advisors, LLC. has been retained by the Company to assist in the solicitation of proxies for a fee of $7,000, plus expenses.
RECORD DATE AND OUTSTANDING SHARES
The Company’s Board has fixed the close of business on March 14, 2018, as the record date for determining the holders of common stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on March 14, 2018, there were approximately 35,052,547 shares of common stock outstanding and eligible to be voted on each matter.
QUORUM, VOTING RIGHTS AND PROCEDURES
The approval of all proposals brought before the Annual Meeting requires a quorum be present at the Annual Meeting. The presence, in person or by properly submitted proxy, of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. In the event a quorum is not represented in person or by proxy at the Annual Meeting, a majority of shares represented at that time may adjourn the Annual Meeting to allow the solicitation of additional proxies or other measures to obtain a quorum.
Each shareholder is entitled to one vote on each proposal per share of common stock held as of the record date.
Election of each of the directors named in Proposal 1, including the election of five directors to serve until the 2021 Annual Meeting, the election of one director to serve until the 2020 Annual Meeting and the election of one director to serve until the 2019 Annual Meeting, requires the affirmative vote of a majority of the votes cast by the holders of shares of common stock entitled to vote in the election of directors; provided, however, that if, as of the record date, the number of nominees for director exceeds the number of positions on the Board to be filled by election at such meeting, or a “contested election,” then the directors shall be elected by a plurality of the votes cast. A “majority of the votes cast” means that the number of shares cast “for” a director’s election exceeds the number of shares cast “against” a director’s election, with abstentions and broker non-votes counting as votes neither “for” nor “against” such director’s election. The Board of Directors has proposed seven nominees for election. No other nominees for election to the Board have been submitted for election in accordance with our bylaws. Thus, the Board has determined that this is not a contested election, and each director will be elected by a majority of votes cast.
Under our bylaws, any incumbent director who is a nominee in an uncontested election who does not receive a majority of votes cast shall promptly tender his or her resignation to the Board of Directors, the effectiveness of which will be conditioned upon and subject to acceptance by the Board. The Nominating Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation or whether other action should be taken, after which the Board will vote to decide whether to accept the recommendation of the Nominating Committee and will promptly disclose that decision and the rationale behind its decision.
Proposal 2, the Say-on-Pay vote, and Proposal 4, the ratification of EY as the Company’s independent registered public accounting firm and any other matter that may properly come before the Annual Meeting, require approval by a majority of the shares of common stock entitled to vote on, and voted for or against, or expressly abstained from voting, with respect to the matter.
Proposal 3, the amendment of our certificate of formation to increase the authorized shares of common stock requires approval by two-thirds of the outstanding shares of common stock entitled to vote in person or by proxy.

EFFECT OF WITHHOLD VOTES, ABSTENTIONS AND BROKER NON-VOTES
Shares represented at the Annual Meeting that are withheld or abstain from voting and broker non-votes votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) will be considered present for the purpose of determining a quorum at the Annual Meeting.
For Proposal 1, abstentions and broker non-votes will not be counted in determining whether a director has received a majority of the votes cast for his or her election.
For Proposals 2 and 4 and for any other matter that may properly come before the meeting, abstentions will be included in vote totals and, as such, will have the same effect on those proposals as a vote against such proposals. Broker non-votes will not be included in vote totals and, as such, will have no effect on such proposals.
For Proposal 3, abstentions and broker non-votes will have the same effect as a vote against the proposal.

ELECTION OF DIRECTORS
(PROPOSAL 1)
The Board is classified into three classes, two of which are currently comprised of six directors and one that is currently comprised of five directors, for a total of 17 directors.  Following the Annual Meeting, we will continue to have three classes, two of which will be comprised of five directors and one of which will have six directors, for a total of 16 directors. One class of directors is elected each year for a three-year term.  Under NASDAQ listing rules, a majority of the Board must be comprised of independent directors.  The Board has determined that each director nominated is independent under NASDAQ listing rules except for H. J. Shands, III, Regional President, East Texas for Southside Bank.
As identified below, five of the nominees for election at the Annual Meeting are nominees for a three-year term expiring at the 2021 Annual Meeting, one is a nominee for a two-year term expiring at the 2020 Annual Meeting and one is a nominee for a one-year term expiring at the 2019 Annual Meeting.
Term Expiring 2021

•	S. Elaine Anderson, CPA

•	Herbert C. Buie

•	Patricia A. Callan

•	John R. (Bob) Garrett

•	Tony K. Morgan, CPA

Term Expiring 2020

•	H. J. Shands, III

Term Expiring 2019

•	M. Richard Warner

S. Elaine Anderson, CPA, Herbert C. Buie, Patricia A. Callan, John R. (Bob) Garrett, and Tony K. Morgan, CPA are currently directors of the Company and its subsidiary, Southside Bank. H. J. Shands, III and M. Richard Warner were appointed to the Board in conjunction with the acquisition of Diboll State Bancshares, Inc. (“Diboll”) during the fourth quarter of 2017, as contemplated by the terms of that Agreement and Plan of Merger, dated June 12, 2017, by and among the Company, Rocket Merger Sub, Inc., and Diboll. For biographical information on the nominees, please see “Information About Our Directors, Nominees and Executive Officers.”
Unless otherwise instructed, proxies received in response to this solicitation will be voted in favor of the election of the persons nominated by the Nominating Committee for directors of the Company.  While it is not expected that any of the nominees will be unable to qualify or accept office, if for any reason one or more shall be unable to do so, the proxies will be voted for the substitute nominee(s) selected by the Board of the Company.
The Board of Directors recommends a vote FOR the election of each of the individuals nominated for election as a director.

INFORMATION ABOUT OUR DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
The following table sets forth information regarding our nominees for director, our continuing directors and our current executive officers.  Our Board is divided among three classes, with members of each class serving three-year terms.

NOMINEES FOR DIRECTOR TERMS TO EXPIRE AT THE 2021 ANNUAL MEETING	INITIAL ELECTION TO BOARD
S. ELAINE ANDERSON, CPA (65) – Ms. Anderson has a BBA with a major in accounting from Indiana University and has been a licensed CPA since 1976. She served as a director of OmniAmerican Bancorp, Inc. (“OmniAmerican”) from 1996 to December 17, 2014 and as independent Chairperson of the Board from May 2010 to December 17, 2014 when OmniAmerican was acquired by the Company.  She served for 24 years with Texas Health Resources as Senior Vice President and Chief Compliance Officer prior to retiring in January 2016. In that role, she had responsibilities for compliance, privacy, information security and enterprise risk management. Texas Health Resources is one of the largest nonprofit healthcare systems in the nation and has 24 acute care and short-stay hospitals that are owned, operated, joint-ventured or affiliated with the healthcare system and other health care organizations. Her prior professional experience includes serving in various positions with the international accounting firm, PricewaterhouseCoopers from 1980 to 1991. She is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the Health Care Compliance Association. Ms. Anderson's public accounting experience, understanding of financial statements and experience as the Chief Compliance Officer for a large healthcare system qualify her to be a member of the Board.
2014
HERBERT C. BUIE (87) – Mr. Buie has been CEO of Tyler Packing Corporation, Inc., a meat-processing firm, since 1955.  He serves on the Boards of Directors of the University of Texas Health Science Center at Tyler, the Development Board of Directors of the University of Texas at Tyler, the East Texas Regional Food Bank, The Salvation Army, Tyler Economic Development Council, the University of Texas at Tyler Foundation and the East Texas State Fair.  Mr. Buie brings to our Board an extraordinary understanding of our business, history and organization, as well as management, leadership and business skills.  These skills, combined with his service on numerous boards, including this Board since 1988, qualify him to be a member of the Board.
1988
PATRICIA A. CALLAN (59) – Ms. Callan is a principal of Callan Consulting which has provided sales management, insurance, managed care and healthcare related consulting services in the Dallas/Fort Worth area since 2001. She previously held executive management positions in Texas and Kentucky for regional and national insurance companies and owned an independent insurance agency in Lexington, Kentucky. She also served on the Board of Directors of OmniAmerican from 2006 to December 17, 2014 when OmniAmerican was acquired by the Company. Ms. Callan holds a Texas General Lines License. Ms. Callan's extensive business management and leadership experience qualify her to be a member of the Board.
2014
JOHN R. (BOB) GARRETT (64) – Mr. Garrett is a residential and commercial real estate developer and has served as the President of Fair Oil Company, a Tyler based oil and gas exploration and production company, since 2002.  Mr. Garrett is also Vice President of the R. W. Fair Foundation, a member of the Board of Regents of Stephen F. Austin State University and a member of the University of Texas Health Science Center at Tyler Development Board. He is a director of T.B. Butler Publishing, Inc. and Treasurer of the Meadows Mental Health Policy Institute.  He is a past president of both the Tyler Area Builders Association and the Texas Association of Builders.  Mr. Garrett brings to our Board extensive knowledge in the areas of residential and commercial real estate and oil and gas, as well as management, leadership and business skills and experience serving on numerous boards, all of which qualify him to be a member of the Board.
2009
TONY K. MORGAN, CPA (68) – Mr. Morgan is a founding partner of Gollob Morgan Peddy P.C. an East Texas public accounting firm. He began his career as an accounting professional in 1972 and now specializes in Business Valuation and Litigation Support. He is a CPA, accredited in Business Valuation, and certified in Financial Forensics. Mr. Morgan is a graduate of Stephen F. Austin State University and has served in various community service roles for organizations including East Texas Communities Foundation, Children's Village and the East Texas Area Council, Boy Scouts of America. Mr. Morgan's extensive financial background, including being a founding partner of an accounting firm qualifies him to be a member of the Board.
2017
NOMINEE FOR DIRECTOR TERM TO EXPIRE AT THE 2020 ANNUAL MEETING
H. J. SHANDS, III (62) – Mr. Shands currently serves as Regional President, East Texas having joined the bank as a result of the acquisition of Diboll State Bancshares, Inc. on November 30, 2017. Mr. Shands serves as Vice Chairman of the Finance Commission of Texas, where he has represented the banking industry for 8 years. He is Chairman of the Board of Directors of Balcones Resources, Inc., and is Trustee for the T.L.L.Temple Foundation, I.D. & Marguerite Fairchild Foundation and Angelina College. He previously served as President and CEO of First Bank & Trust East Texas for 26 years and was Treasurer of Temple Inland Inc., a major manufacturer of corrugated packing and building products, with diversified banking and financial services operations. Mr. Shands also served on the Board of Directors, and was Past Chairman for CHI Memorial Health Center of East Texas, City of Lufkin 4B Economic Development and First Bank of Conroe, N.A. Mr. Shands' over 40 years of Banking experience, leadership, business development and management skills qualify him to be a member of the Board.
2017

NOMINEE FOR DIRECTOR TERM TO EXPIRE AT THE 2019 ANNUAL MEETING
M. RICHARD WARNER (66) – Mr. Warner retired in 2006 as President of Temple-Inland Inc., a major manufacturer of corrugated packaging and building products, with diversified banking and financial services operations.   During his more than 20 year career at Temple Inland, Mr. Warner worked as an attorney, served as director of investor relations, treasurer and chief accounting officer, as general counsel and corporate secretary, as chief administrative officer, and as president.  He also served as an officer and director of numerous affiliated Temple-Inland Inc. entities. Since his retirement from Temple Inland, Mr. Warner worked as a consultant for Cerberus Capital Management from 2007 to 2011 and served as a director of BlueLinx Holdings Inc. from March 2008 until May 2017. Mr. Warner brings to the Board extensive legal, financial, business, and management experience.  Mr. Warner’s expertise and experience as a director and officer of public and private companies including financial institutions qualify him to be a member of the Board.
2017
DIRECTORS CONTINUING UNTIL THE 2020 ANNUAL MEETING
LAWRENCE ANDERSON, M.D. (61) – Dr. Anderson was the founder of Dermatology Associates of Tyler and served as the medical director from 1996 to 2012. He then served in the same role for Oliver Street Dermatology from 2012 to 2016. He is currently the Chief Medical Officer and serves on the Board of Derm Growth Partners, a single specialty dermatology group with over 200 medical providers in nine states.  He is a graduate of Washington State University and Uniformed Services University of Health Sciences in Bethesda, Maryland.  He is the Chairman of the University of Texas at Tyler Foundation Board and a published author, with a number of publications, presentations and lectures to his credit. Dr. Anderson’s management, leadership skills and healthcare industry knowledge combined with his knowledge of business and finance, qualify him to be a member of the Board.
2010
MELVIN B. LOVELADY, CPA (81) – Mr. Lovelady has a BBA with a major in accounting, has been a licensed CPA since 1967, is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the East Texas Chapter of the Texas Society of Certified Public Accountants.  He was a founding member of Henry & Peters Financial Services, LLC, organized in 2000.  He was an officer and shareholder of the accounting firm, Henry & Peters, PC from November 1987 through December 31, 2004.  Prior to joining Henry & Peters, PC, he was a partner in the accounting firm of Squyres Johnson Squyres CPA.  He is a member of the Board of Directors of the Tyler Junior College Foundation, the Hospice of East Texas Foundation, the East Texas Regional Food Bank Foundation and a Trustee of the R. W. Fair Foundation. Mr. Lovelady is a former partner with two accounting firms and a current or prior member of numerous boards, including serving on this Board since 2005, all of which qualify him to be a member of the Board.
2005
JOHN F. SAMMONS, JR. (68) – Mr. Sammons is the current Chairman and Chief Executive Officer of Mid States Services, Inc., a nationwide distributor of products and services to the corrections industry. He is also the owner of Temple Supply Company with investments in various non-public businesses related to sales to the convenience store industry. Mr. Sammons enjoyed an extensive public service career serving as mayor of Temple, Texas and also served on the Board of the Texas Department of Commerce among numerous other state and national appointments. He was Vice Chairman of the Board of Directors of OmniAmerican from 2009 - December 17, 2014 when OmniAmerican was acquired by the Company. Mr. Sammons extensive business management background, knowledge of business and finance and skills leading numerous endeavors over 40 years qualify him to be a member of the Board.
2017
WILLIAM SHEEHY (77) – Mr. Sheehy retired December 31, 2006 as senior partner of the law firm of Wilson, Sheehy, Knowles, Robertson & Cornelius PC, where he had practiced law since 1971.  Mr. Sheehy received his law license in 1964 and continuously practiced until his retirement.  Mr. Sheehy’s practice was primarily in the area of banking and commercial law, as well as real estate.  Within these areas Mr. Sheehy has extensive experience in reorganizations, acquisitions and transactional events.  As part of the banking practice, Mr. Sheehy has experience in loan structuring and collection issues.  Mr. Sheehy is a former director of the Texas Association of Bank Counsel.  Mr. Sheehy brings to our Board an extraordinary understanding of our business, history and organization.  He was a senior partner of a law firm prior to his retirement and has served on this Board since 1983, all of which qualify him to be a member of the Board.
1983
PRESTON L. SMITH (62) – Mr. Smith has been the President and owner of PSI Production, Inc., a petroleum, exploration and production company since 1985.  He is a member of the Independent Petroleum Association of America and served as Northeast Texas Representative to the Board of Directors from 1999 to 2005. Mr. Smith serves as General Partner for the Pineywoods Mitigation Bank and manager for Wildwood Environmental Credit Company.  Mr. Smith served on the Board of Trustees for All Saints Episcopal School of Tyler from 1994-2014, is Chairman of the Board of CHRISTUS Trinity Mother Frances Health System, is a member of the University of Texas at Tyler (“UT Tyler”) Engineering School Advisory Board and member of the Executive Committee of the UT Tyler Development Board.  Mr. Smith’s management and leadership skills, combined with his knowledge of the oil and gas industry, emerging environment credit markets, and the health care industry qualify him to be a member of the Board.
2009

DIRECTORS CONTINUING UNTIL THE 2019 ANNUAL MEETING
MICHAEL J. BOSWORTH (67) – Mr. Bosworth graduated from Texas Tech University in 1974 and entered the insurance business working for Agency Management Systems until 1977 when he joined Bosworth & Associates as an Independent Insurance agent and Risk Manager. Mr. Bosworth is a Certified Insurance Counselor and Accredited Advisor of Insurance. Mr. Bosworth has served as the president of Bosworth & Associates since 1987 and serves as the president of the Board of the Independent Insurance Agents of Tyler as well as a past member of the board of the Independent Insurance Agents of Texas. He is currently on the Board of Combined Agents of America and is a member of Christ Episcopal church where he has served on the Vestry as the Senior Warden. Mr. Bosworth has served on the following boards: Tyler Economic Development Council, East Texas Communities Foundation, All Saints Episcopal School, American Red Cross, Children's Village and Willow Brook Country Club. Mr. Bosworth's extensive insurance industry knowledge and experience as well as his leadership and risk management skills qualify him to be a member of the Board.
2017
ALTON CADE (82) – Mr. Cade was the co-owner and President of Cade’s Building Materials from 1975 until his retirement on January 1, 2007.  He is the President and owner of Cochise Company, Inc., a real estate and investment company he formed in 1960.  In addition, he is the managing partner of a family ranch and investment company.  He served as an Elder/Trustee of Glenwood Church of Christ from 1977 to 2015.  Mr. Cade has served on the Board since 2003 and prior to that on the Board of Southside Bank for over ten years.  Mr. Cade’s management and business skills combined with his knowledge of real estate and years of experience on the Board, qualify him to be a member of the Board.
2003
LEE R. GIBSON, CPA (61) – Mr. Gibson has served as President and Chief Executive Officer (“CEO”) of the Company since January 2017.  He has served as President of the Company since December 2015 and as an executive and Chief Financial Officer (“CFO”) of the Company since 2000. He joined Southside Bank in 1984 and is also a director of Southside Bank.  He currently serves as a Director and member of the Investment Committee of the Tyler Junior College Foundation and serves on the finance committee of the Tyler Economic Development Council. He previously served as Chairman of the Board of Directors of the Federal Home Loan Bank of Dallas for six years and Council of Federal Home Loan Banks for two years. Mr. Gibson has over 30 years of banking experience, has served on the Board of Southside Bank since 1999, is a CPA and has extensive financial knowledge which qualify him to be a member of the Board.
2015
DONALD W. THEDFORD (68) – Mr. Thedford has been the owner and President of Don’s TV & Appliance, Inc., a home appliance and electronics store, since 1979.  He is a member of the National Appliance Retail Dealers Association and the BrandSource Marketing Group.  Mr. Thedford has previously served on the Board of Directors of the Tyler Area Chamber of Commerce, Better Business Bureau of East Texas, Retail Dealers Association and The Salvation Army. Mr. Thedford’s management and leadership skills operating his business for over 35 years combined with his overall knowledge of business and finance, qualify him to be a member of the Board.
2009

EXECUTIVE OFFICERS
TIM ALEXANDER (61) – Mr. Alexander currently serves as the Chief Lending Officer (“CLO”) of the Company having joined Southside Bank in 2005 and is an advisory director of Southside Bank. Mr. Alexander is a graduate of the University of Texas at Austin with over 35 years of commercial lending experience. He currently serves as a Trustee on the Board of The Great Commission Foundation of the Episcopal Diocese of Texas.

JIM D. ALFRED (62) – Mr. Alfred currently serves as Regional President, Central Texas, and joined Southside Bank in 2010. Mr. Alfred is a graduate of Texas Tech University with over 31 years of commercial banking experience. He currently serves on the Governing Board of Make-A-Wish Foundation of Central & South Texas and is a member of the Real Estate Council of Austin and Austin Homebuilders Association.

EARL W. (BILL) CLAWATER, III (64) – Mr. Clawater has served as Executive Vice President and Chief Credit Officer of Southside Bank since 2013 and has been employed by Southside Bank in various commercial lending and credit management capacities since 2000. He is also an advisory director of Southside Bank. Mr. Clawater is a graduate of the University of Texas at Austin and has over 35 years of commercial banking and lending experience. He currently serves as a director of the East Texas Medical Center Hospital and East Texas Medical Center Rehabilitation Hospital and as a member of the Finance Committee of the Episcopal Diocese of Texas.

MARK W. DRENNAN (44) – Mr. Drennan currently serves as Regional President, North Texas, having joined the bank in January 2017. In this role, he is responsible for strategic planning, coordination, and implementation of bank operations in the North Texas market. Mr. Drennan is a graduate of Texas Tech University with both a BBA and MBA and has over 18 years of commercial bank experience. Mr. Drennan also graduated from the Stonier National Graduate School of Banking at the University of Pennsylvania. Mr. Drennan previously served as Board Chair of Leadership Fort Worth and on the Board of Directors for the YMCA of Metropolitan Fort Worth.

BRIAN K. MCCABE (57) – Mr. McCabe currently serves as Senior Executive Vice President and Chief Operations Officer of the Company and Southside Bank. He previously served as Executive Vice President of the Company from 2014 until June 2017. He is also an advisory director of Southside Bank. He joined Southside Bank in 1983, and since that time has managed different operational and electronic banking areas. Mr. McCabe is a graduate of Stephen F. Austin State University, with a degree in Business Data Processing and a minor in finance, and the Southwest Graduate School of Banking. He currently serves on the Board of East Texas Lighthouse for the Blind.  Mr. McCabe has previously served on the Board of Directors of the Tyler Area Chamber of Commerce, United Way of Smith County and Smith County American Red Cross.

JULIE N. SHAMBURGER, CPA (55) – Ms. Shamburger currently serves as Senior Executive Vice President and Chief Financial Officer of the Company and Southside Bank. She is also an advisory director of Southside Bank. Ms. Shamburger served as Executive Vice President and Chief Accounting Officer from 2011 until April 2016. Ms. Shamburger joined Southside Bank in 1982 and has over 30 years of accounting experience. Ms. Shamburger is a graduate of the University of Texas at Tyler. She is responsible for the oversight of regulatory and SEC reporting as well as the daily accounting practices of the Company and Southside Bank. Ms. Shamburger currently serves on the Board of Directors of CASA of East Texas. Ms. Shamburger is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the East Texas Chapter of the Texas Society of Certified Public Accountants.

CORPORATE GOVERNANCE
Board Leadership Structure
Our Board of Directors functions in a collaborative fashion that emphasizes active participation by all of its members. Our business is conducted day-to-day by our officers, under the direction of our CEO, Lee R. Gibson, with oversight from the Board, to enhance the long-term value of the Company for its shareholders. Mr. Gibson became CEO on January 1, 2017, after the retirement of Sam Dawson on December 31, 2016. Mr. Gibson also serves as a member of the Board, which enables him to communicate the Board's strategic findings and guidance to management. Our Board determines who to appoint as our Chairman based on the knowledge and experience of the people then serving on our Board and chooses the person whom it believes best meets the needs of the Company. Based on these factors, in 2014 the Board elected Joe Norton as the Chairman effective January 1, 2015. Mr. Norton has been a board member since 1988 and has served on various board committees for the Company and for Southside Bank which gives him an extensive overall knowledge of the Company. Mr. Norton has decided to retire from the Board at the Annual Meeting when his term expires. The Board has selected John R. (Bob) Garrett to serve as Chairman effective immediately following the Annual Meeting. Mr. Garrett has served as Vice Chairman since January 1, 2015. Mr. Garrett has served on various board committees for the Company and for Southside Bank and has proven to be an integral part of the Board since his election in 2009. The Board has selected Donald W. Thedford to serve as Vice Chairman effective immediately following the Annual Meeting. Mr. Thedford has been on the Company board since 2009. Mr. Thedford currently serves as chairman of the compensation committee and has served on various board committees for the Company and Southside Bank. Both the Chairman and the Vice Chairman are independent directors and serve as ex-officio nonvoting members of the Audit, Nominating, Compensation, Risk and Information Technology, Digital Banking and Innovation Committees.
Board Oversight of Risk
The Company’s Board of Directors recognizes that, although day-to-day risk management is primarily the responsibility of the Company’s management team, the Board plays a critical role in the oversight of risk. The Board believes an important part of its responsibilities is to assess the major risks the Company faces and review the Company’s options for monitoring and controlling these risks. The Board assumes responsibility for the Company’s overall risk assessment, primarily through the Audit and Risk Committees. The Audit Committee has specific responsibility for oversight of risks associated with financial accounting and audits, as well as internal control over financial reporting. This includes the Company’s risk assessment and management policies, the Company’s major financial risk exposure and the steps taken by management to monitor and mitigate such exposure. The Risk Committee assists the Board in fulfilling its responsibility for overseeing and improving the Company's enterprise-wide risk management practices, which includes overseeing that the executive team has identified and assessed the key risks the Company faces and has established a risk management infrastructure capable of addressing those risks. The Compensation Committee oversees the risks relating to the Company’s compensation policies and practices, as well as management development and leadership succession, in the Company’s various business units. The Information Technology, Digital Banking and Innovation Committee is responsible for the oversight of technology risk, which includes cybersecurity. The Board as a whole examines specific business risks including but not limited to credit risk, interest rate risk and operations risk, in its regular strategic reviews on a company-wide basis.
In addition to periodic reports from the Audit, Risk, Compensation and Information Technology, Digital Banking and Innovation Committees about the risks over which they have oversight, the Board receives presentations throughout the year from management that include discussions of significant risks specific to the Company and the banking industry. Periodically, at Board meetings, management discusses matters of particular importance or concern, including any significant areas of risk requiring Board attention. We believe our risk oversight structure is also supported by our current Board leadership structure, with the Chairman of the Board working together with the independent Audit Committee and other standing committees.
Independent Directors
The Company’s common stock is listed on the NASDAQ Global Select Market.  NASDAQ listing rules require a majority of our directors be “independent directors,” as defined in the NASDAQ listing rules.  The Board has affirmatively determined that all of the Company’s directors, other than Lee R. Gibson and H. J. Shands, III, are independent directors under the NASDAQ listing rules. Each member of the Board’s Audit, Nominating and Compensation Committees qualifies as an independent director, and all other Board committees are comprised of a majority of independent directors. All Board committees are chaired by independent directors.
Shareholder Communication with the Board of Directors
The Company has adopted a procedure by which shareholders may send communications to one or more members of the Board by writing to such director(s) or to the Board as a whole in care of the Corporate Secretary, Southside Bancshares, Inc., 1201 South Beckham Avenue, Tyler, Texas 75701.  Any such communications will be promptly distributed by the Corporate Secretary to such individual director(s) or to all directors if addressed to the Board as a whole.
Code of Ethics
The Company has adopted a Code of Ethics applicable to all directors and executive officers of the Company.  The Code of Ethics is available on the Company’s website, www.southside.com/about/investor-relations, under the topic Governance Documents.  Within the time period required by the Securities and Exchange Commission (“SEC”) and the NASDAQ Global Select Market, we will post on our website any amendment to our Code of Ethics and any waiver applicable to any of our directors, executive officers or senior financial officers.
Procedures for Reporting Concerns about Accounting, Internal Accounting Controls or Auditing Matters
Management of the Company has established a Whistle Blower Policy.  This includes an online reporting system as well as a toll-free, 24-hour, seven-day-a-week fraud hotline.  This is a confidential service by which officers and employees can report to an independent company any questionable accounting or auditing matters, including, but not limited to, the following: fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement of the Company; fraud or deliberate error in the recording and maintaining of financial records of the Company; deficiencies in or noncompliance with the Company’s internal accounting controls; misrepresentation or false statement to or by a senior officer or accountant regarding a matter contained in the financial records, financial reports or audit reports of the Company; or deviation from full and fair reporting of the Company’s financial condition.  Any complaints received by the independent company will be reported directly to the Chairman of the Audit Committee and to the Chief Audit Executive of the Company.  Complaints will be reviewed by Internal Audit under the direction of the Audit Committee.  Complaints submitted will be promptly investigated and appropriate corrective action will be taken, as warranted by the investigation.  Management is committed to comply with all applicable securities laws and regulations and, therefore, encourages officers and employees to raise concerns regarding any suspected violations of those standards by using the fraud hotline.
Anti-Hedging and Anti-Pledging Policy
The Company maintains an anti-hedging and anti-pledging policy, which prohibits executive officers, directors and employees who receive equity grants from (1) directly or indirectly engaging in any hedging or monetization transactions, such as exchange funds, prepaid variable forward contracts, equity swaps, puts, calls, collars, forward sale contracts and other derivative instruments, through transactions in the Company’s securities or through the use of financial instruments designed for such purpose, (2) engaging in short sale transactions in the Company’s securities or (3) pledging the Company’s securities as collateral for a loan, including through the use of traditional margin accounts with a broker. The Company maintains this policy because hedging transactions, which might be considered short-term bets on the price of the Company’s securities, could create the appearance that the person is trading based on inside information. In addition, transactions in options may also focus the person’s attention on short-term performance at the expense of the Company's long-term objectives. Finally, the Company maintains this policy because a margin sale or foreclosure sale may occur at a time when the pledger is aware of material nonpublic information or otherwise is not permitted to trade in the Company’s securities and the margin sale or foreclosure sale of the Company’s securities during such time could also create the appearance that the person is trading based on inside information.
Board of Directors Meeting Attendance
The Board of Directors and its committees held the following number of meetings during the fiscal year ended December 31, 2017:

Board	26
Audit Committee	17
Nominating Committee	4
Compensation Committee	7
Risk Committee	4
Information Technology, Digital Banking and Innovation Committee	4
During 2017, each of our directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which he or she has been a director) and (2) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served). All of the Company’s directors were in attendance at the Company’s 2017 Annual Meeting except Joe Norton.  Although the Company has not adopted a formal written policy with respect to director attendance at meetings, we encourage our directors to attend each annual meeting of shareholders and all meetings of the Board and committees on which the directors serve.
Southside Bancshares, Inc. Board Committees
The Board of the Company has five standing committees:

•	Audit Committee;

•	Nominating Committee;

•	Compensation Committee;

•	Risk Committee; and

•	Information Technology, Digital Banking and Innovation Committee.
Southside Bank Board Committees
The board of directors of Southside Bank has five standing committees:

•	Executive Committee;

•	Loan/Discount Committee;

•	Trust Committee;

•	Compliance/IT/CRA Committee; and

•	Investment/Asset-Liability Committee.
These committees were formed to assist the boards of directors of the Company and Southside Bank in the discharge of their respective responsibilities.  The purpose and composition of these committees with respect to persons who are directors of the Company and Southside Bank are described below.

COMMITTEES OF THE COMPANY
Audit Committee of Southside Bancshares, Inc.
The Audit Committee of the Board was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and consists of seven directors, Melvin B. Lovelady, CPA (Chairman), S. Elaine Anderson, CPA, Alton Cade, Tony K. Morgan, CPA, William Sheehy, Preston L. Smith and Donald W. Thedford.  Each member of the Audit Committee is an independent director as defined by the current NASDAQ listing rules and applicable SEC rules.  In addition, the Nominating Committee of the Board has unanimously determined that S. Elaine Anderson, CPA, Melvin B. Lovelady, CPA, and Tony K. Morgan, CPA, each qualify as an “audit committee financial expert” as defined by the SEC.  The Nominating Committee of the Board has also unanimously determined that all Audit Committee members are financially literate under the current NASDAQ listing rules.
The Audit Committee is primarily responsible for the engagement of the independent registered public accounting firm, oversight of the Company’s financial statements and controls, assessing and ensuring the independence, qualifications and performances of the independent registered public accounting firm, approving the services and fees of the independent registered public accounting firm and reviewing and approving the annual audited financial statements for the Company before issuance, subject to the approval of the Board.  The Audit Committee manages the Company’s relationship with its independent registered public accounting firm, who report directly to the Audit Committee.  The Audit Committee also monitors the internal audit function, internal accounting procedures and assures compliance with all appropriate statutes and regulations.  The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties, with funding from the Company for such advice and assistance.  No members of the Audit Committee received any compensation from the Company during the last fiscal year other than directors’ fees.  The Audit Committee met 17 times during 2017.
Audit Committee Charter
The Board has adopted a formal written Audit Committee charter that outlines the purpose of the Audit Committee, sets forth the membership requirements and addresses the key responsibilities of the Audit Committee.  A copy of the Audit Committee charter may be obtained at the Company’s website, www.southside.com/about/investor-relations, under the topic Governance Documents.
Nominating Committee of Southside Bancshares, Inc.
The Nominating Committee is responsible for identifying, screening and nominating candidates for election to the Board.  The Committee is comprised of Preston L. Smith (Chairman), Herbert C. Buie, Melvin B. Lovelady, CPA, John F. Sammons, Jr., William Sheehy and Donald W. Thedford, each of whom is an independent director of the Company, as defined by the current NASDAQ listing rules, and each is a director of Southside Bank.  The Nominating Committee met four times in 2017.
The Nominating Committee seeks to create a Board that is, as a whole, strong in its collective knowledge and diversity of skills and experience and background with respect to accounting and finance, management and leadership, business judgment, industry knowledge and corporate governance.  When the Nominating Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the then-current mix of director attributes.
The Company’s Board of Directors has established the following process for the identification and selection of candidates for director.  The Nominating Committee, in consultation with the Chairman of the Board, annually reviews the appropriate experience, skills and characteristics required of Board members in the context of the current membership of the Board to determine whether the Board would be better enhanced by the addition of one or more directors.  In considering board of director candidates, the Nominating Committee takes into consideration all factors that it deems appropriate, including, but not limited to, the individual’s character, education, experience, knowledge, skills and ownership of the Company’s stock.  The Nominating Committee will also consider the extent of the individual’s experience in business, education or public service, his or her ability to bring a desired range of skills, diverse perspectives and experience to the Board and whether the individual possesses high ethical standards, a strong sense of professionalism and is capable of serving the interests of shareholders.  A candidate should possess a working knowledge of the Company’s current local market areas.  Additionally, the Nominating Committee will consider the number of boards the candidate currently serves on when assessing whether the candidate has the appropriate amount of time to devote to serving on the Company’s Board. The Nominating Committee, when considering diversity, gives strong consideration to a wide range of diversity factors as a matter of practice when evaluating candidates to the Board and incumbent directors, but the Committee does not have a formal policy regarding Board diversity.
The Nominating Committee identifies candidates to the Board by introduction from management, members of the Board, employees or other sources, and shareholders that satisfy the Company’s policy regarding shareholder recommended candidates.  The Nominating Committee does not evaluate director candidates recommended by shareholders differently than director candidates recommended by other sources.  Shareholders wishing to submit director candidate recommendations for the 2019 Annual Meeting should write to the Nominating Committee in care of the Corporate Secretary, Southside Bancshares, Inc., Post Office Box 8444, Tyler, Texas 75711.  Any such shareholder must follow the procedures set forth in the Company’s bylaws and the Nominating Committee charter.  Our bylaws provide that proposals that comply with all rules and requirements of the SEC and are included in our proxy statement are deemed to comply with the advance notice procedures in our bylaws. Recommendations must be submitted to the Corporate Secretary on or before December 1, 2018, in order to be included in the proxy statement for the 2019 Annual Meeting.  See “Shareholder Proposals.”  The Nominating Committee is not obligated to nominate any individual for election.  No shareholder recommendations or nominations have been received by the Company for this Annual Meeting.  Accordingly, no rejections or refusals of such candidates have been made by the Company.

In addition, the Nominating Committee is responsible for identifying, screening, and nominating candidates for election to the Compensation Committee, Audit Committee, Risk Committee and Information Technology, Digital Banking and Innovation Committee and designating individuals, if any, as an “audit committee financial expert.” These nominations are then submitted to the Board for final approval.
Nominating Committee Charter
The Board has adopted a formal written Nominating Committee charter which outlines the purpose of the Nominating Committee, sets forth the membership requirements and addresses the key responsibilities of the Nominating Committee.  A copy of the Nominating Committee charter may be found on the Company’s website, www.southside.com/about/investor-relations, under the topic Governance Documents.
Compensation Committee of Southside Bancshares, Inc.
The Compensation Committee of the Board reviews the Company’s general compensation philosophy and oversees the development of compensation and benefit programs.  The Compensation Committee recommends the compensation for the executive officers of the Company, all of whom are also executive officers of Southside Bank.  The boards of directors of the Company and Southside Bank consider the recommendations of the Compensation Committee and approve the compensation of the executive officers.  Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation is provided in the Compensation Discussion and Analysis below.
The Compensation Committee consists of Donald W. Thedford (Chairman), Patricia A. Callan, Melvin B. Lovelady, CPA, John F. Sammons, Jr. and William Sheehy, each of whom is an independent director of the Company, as defined by the current NASDAQ listing rules, and director of Southside Bank.  The Committee met seven times in 2017.
Compensation Committee Charter
The Board has adopted a formal written Compensation Committee charter which outlines the purpose of the Compensation Committee, sets forth the membership requirements and addresses the key responsibilities of the Compensation Committee.  A copy of the Compensation Committee charter may be found on the Company’s website, www.southside.com/about/investor-relations, under the topic Governance Documents.
Risk Committee of Southside Bancshares, Inc.
The purpose of the Risk Committee is to assist the Board in fulfilling its oversight responsibilities with regard to the risk appetite of the Company, enterprise wide risk management, compliance framework and the governance structure that supports it. The primary responsibility of the Risk Committee is to oversee and improve the company-wide risk management practices while assisting the board by:

•	Overseeing that the executive team has identified and assessed the key risks the Company faces and has established a risk management infrastructure capable of addressing those risks;

•
Overseeing, in conjunction with other board-level committees or the full-board, if applicable, risks, such as strategic, financial, credit, liquidity, security, property, information technology, legal, regulatory, reputational and other risks;

•	Overseeing the division of risk-related responsibilities to each board committee as clearly as possible and performing a gap analysis to determine the oversight of any risks is not missed; and

•	Approving, in conjunction with the full board, the Company’s enterprise wide risk management framework.
The Risk Committee consists of William Sheehy (Chairman), S. Elaine Anderson, CPA, Michael J. Bosworth, Donald W. Thedford and M. Richard Warner, each of whom is an independent director of the Company, as defined by the current NASDAQ listing rules, and a director of Southside Bank. Also serving on the committee is Suni Davis, Chief Risk Officer of the Company and Southside Bank. The Committee met four times in 2017.
Risk Committee Charter
The Board has adopted a formal written Risk Committee charter that outlines the purpose of the Risk Committee, sets forth the membership requirements and addresses the key responsibilities of the Risk Committee. A copy of the Risk Committee charter may be found on the Company’s website, www.southside.com/about/investor-relations, under the topic Governance Documents.
Information Technology, Digital Banking and Innovation Committee of Southside Bancshares, Inc.
The purpose of the Information Technology, Digital Banking and Innovation Committee is to assist the Board in fulfilling its oversight responsibilities with regard to information technology, digital banking and innovation. Specific responsibilities of this committee are:

•	Provide oversight on information technology strategies and subjects related to digital innovation, digital banking strategies and business/information technology;

•	Review management reports and provide oversight of the implementation of major digital banking, technology innovation and business/information technology projects and architecture decisions;

•
Review the information technology plan which demonstrates objectives and targets for digital banking, technology innovation and business/information technology risks, proposals and acquisition processes; and

•	Ensure the Company’s digital banking, digital innovation and business/information technology programs effectively support its business objectives and strategies.

The Information Technology, Digital Banking and Innovation Committee consists of Larry Anderson, M.D. (Chairman), Preston L. Smith and Patricia A. Callan, each of whom is an independent director of the Company, as defined by the current NASDAQ listing rules, and a director of Southside Bank. Also serving on the Committee are Jason Cathey, an officer of Southside Bank, Daniel Sitton, Southside Bank's Director of IT, and Brian K. McCabe, Southside Bank's Chief Operations Officer and an advisory director of Southside Bank. The Committee met four times in 2017.
Information Technology, Digital Banking and Innovation Committee Charter
The Board has adopted a formal written Information Technology, Digital Banking and Innovation Committee charter that outlines the purpose of the Committee, sets forth the meeting requirements, and addresses the key responsibilities of the Committee.

COMMITTEES OF SOUTHSIDE BANK
Executive Committee and Loan/Discount Committee of Southside Bank
The Executive Committee is authorized to act on behalf of the Board of Directors of Southside Bank between scheduled meetings of the Board, subject to certain limitations.  The committee is comprised of Joe Norton (Chairman), Larry Anderson, M.D., S. Elaine Anderson, CPA, Michael J. Bosworth, Herbert C. Buie, Alton Cade, Patricia A. Callan, John R. (Bob) Garrett, Melvin B. Lovelady, CPA, Tony K. Morgan, CPA, John F. Sammons, Jr., William Sheehy, Preston L. Smith, Donald W. Thedford, and M. Richard Warner who are all directors of the Company and Southside Bank, and Trey Henderson, a director of Southside Bank, and John F. Walker, M.D. an advisory director of Southside Bank. None of the forgoing individuals are officers or employees of either the Company or Southside Bank.  Also serving are Lee R. Gibson and H. J. Shands, III, officers and directors of the Company and Southside Bank and Bill Clawater, an officer and an advisory director of Southside Bank.  In addition, the members of the Executive Committee comprise the Loan/Discount Committee of Southside Bank.  It is the Loan/Discount Committee’s responsibility to monitor credit quality, review extensions of credit and approve selected credits in accordance with the loan policy.  The Executive Committee and the Loan/Discount Committee of Southside Bank met weekly to discharge responsibilities of both committees at combined meetings and met 52 times in 2017.
Trust Committee of Southside Bank
The Trust Committee of Southside Bank is responsible for the oversight of the operations and activities of the Trust Department.  The committee is comprised of Herbert C. Buie, Michael J. Bosworth, Alton Cade and Patricia A. Callan, each of whom is a director of the Company and Southside Bank.  Trey Henderson is a director of Southside Bank and John F. Walker, M.D. is an advisory director of Southside Bank and both serve as members of the Trust Committee.  Lee R. Gibson serves as an advisory member and is a director and officer of the Company and Southside Bank.  Doug Bolles, Ernest King and Kim Partin (Chair), officers of Southside Bank, also serve on this committee.  Julie N. Shamburger and Brian K. McCabe are officers of the Company and officers and advisory directors of Southside Bank; and are advisory members of the Trust Committee.  Lonny Uzzell, an advisory director and officer of Southside Bank, is an advisory member of the Trust Committee.  Michael J. Bosworth, Herbert C. Buie, Alton Cade, Patricia A. Callan, Trey Henderson and John F. Walker, M.D. are not officers or employees of the Company or Southside Bank.  The Trust Committee met twelve times in 2017.
Compliance, Information Technology (IT) and Community Reinvestment Act (CRA) Committee of Southside Bank
The Compliance/IT/CRA Committee of Southside Bank is responsible for ensuring compliance with all appropriate statutes and reviews information technology and community reinvestment activities.  The Compliance/IT/CRA Committee is comprised solely of persons who are directors of the Company and Southside Bank but who are not officers or employees.  Those directors are Melvin B. Lovelady, CPA, (Chairman), S. Elaine Anderson, CPA, Alton Cade, Tony K. Morgan, CPA, William Sheehy, Preston L. Smith and Donald W. Thedford.  The Compliance/IT/CRA Committee met twelve times in 2017.
Investment/Asset-Liability Committee (ALCO) of Southside Bank
The Investment/Asset-Liability Committee is responsible for reviewing Southside Bank’s overall asset and funding mix, asset-liability management policies and investment policies. The members of the committee are Lawrence Anderson M.D., S. Elaine Anderson, CPA, Herbert C. Buie, Melvin B. Lovelady, CPA, and Tony K. Morgan, CPA, who are all directors of the Company and Southside Bank. None of the forgoing individuals are officers or employees of the Company or Southside Bank.  Lee R. Gibson, an officer and director of the Company and Southside Bank, serves on the committee with Suni Davis (Chair), an officer of the Company and Southside Bank. Tim Alexander and Julie N. Shamburger, each officers of the Company and Southside Bank and advisory directors of Southside Bank, are also members of the committee. Also serving on this committee are Peter Boyd, Bill Clawater and Lonny Uzzell, officers and advisory directors of Southside Bank. Kyle Gibson, Jared Green, Michael Phea, and Glen Greeney each officers of Southside Bank also serve on the committee. The Investment/Asset-Liability Committee met twelve times in 2017.

DIRECTOR COMPENSATION
During 2017, the Company paid its Chairman of the Board $10,417 per month and its Vice Chairman of the Board $8,333 per month. The Chairman of the Audit Committee was paid $8,333 per month by the Company. During 2017, the Company paid the remaining non-employee directors fees of $4,750 per month, other than John F. Sammons, Jr. and Tony K. Morgan, CPA, both of whom were elected as directors at the 2017 annual meeting of shareholders, received a prorated director fee of $3,218 in May. M. Richard Warner began receiving the monthly non-employee director fee in December in connection with the Diboll State Bancshares, Inc. (“Diboll”) acquisition completed on November 30, 2017. In addition, non-employee directors, who are also directors of Southside Bank, were paid $500 per regular Southside Bank board meeting. Also during 2017, the Company and Southside Bank paid non-employee directors a bonus of $10,000 and $1,500, respectively. Mr. Warner received a prorated bonus of $2,500.
Lee R. Gibson, the Company’s CEO, is not included in the table below, as he was an officer of the Company during 2017, and thus received no compensation for his service as a director of the Company. Mr. Gibson’s compensation is shown in the Summary Compensation table under Executive Compensation.

2017 DIRECTOR COMPENSATION
The table below summarizes the compensation paid by the Company to directors for the year ended December 31, 2017.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Lawrence Anderson, M.D. (1)	$75,500	$—	$75,500
S. Elaine Anderson, CPA (1)	75,500	—	75,500
Michael J. Bosworth (2)	74,395	—	74,395
Herbert C. Buie (1)	75,500	—	75,500
Alton Cade (1)	75,500	—	75,500
Patricia A. Callan (1)	75,500	—	75,500
Sam Dawson (3) (9)	10,500	3,217	13,717
John R. (Bob) Garrett (4)	118,500	—	118,500
Melvin B. Lovelady, CPA (4)	118,500	—	118,500
Tony K. Morgan, CPA (5)	62,968	—	62,968
Joe Norton (6)	143,500	—	143,500
John F. Sammons, Jr.(7)	56,968	—	56,968
H. J. Shands, III(10)	—	37,038	37,038
William Sheehy (1)	75,500	—	75,500
Preston L. Smith (1)	75,500	—	75,500
Donald W. Thedford (1)	75,500	—	75,500
M. Richard Warner (8)	9,750	—	9,750

(1)	Compensation includes $8,500 and $67,000 for serving as director of Southside Bank and the Company, respectively.

(2)	Compensation includes $10,000 and $64,395 for serving as director of Southside Bank and the Company, respectively.

(3)	Compensation includes $1,000 and $9,500 for serving as director of Southside Bank and the Company, respectively.

(4)	Compensation includes $8,500 and $110,000 for serving as director of Southside Bank and the Company, respectively.

(5)	Compensation includes $16,500 and $46,468 for serving as director of Southside Bank and the Company, respectively.

(6)	Compensation includes $8,500 and $135,000 for serving as director of Southside Bank and the Company, respectively.

(7)	Compensation includes $10,500 and $46,468 for serving as director of Southside Bank and the Company, respectively.

(8)	Compensation includes $2,500 and $7,250 for serving as director of Southside Bank and the Company, respectively.

(9)
Mr. Dawson resigned from the board effective March 1, 2017. Mr. Dawson was paid a tax gross-up bonus of $3,217 in accordance with the terms of his split dollar agreement once he retired. The Board has discontinued the payment of any tax gross-up bonuses for officers as well as taking them out of future agreements related to retirement. This was a legacy agreement and not reflective of current Board policy.

(10)
Mr. Shands became a director effective with the Diboll State Bancshares, Inc. acquisition completed on November 30, 2017. Mr. Shands serves as Regional President, East Texas for Southside Bank. In 2017, he received $37,038 for serving in such capacity. Mr. Shands did not receive any compensation for his service as director of the Company.

DIRECTOR STOCK OWNERSHIP POLICY
To help promote the alignment of the personal interests of the Company’s directors with the interests of our shareholders, the Company established in February 2014, a stock ownership policy for all non-employee directors. Under this policy, each non-employee director is required to acquire at least 5,000 shares of the Company’s common stock within five years after the date he or she is first elected as a director. The acquisition period is measured using the calendar year. For current directors, the policy requires that they accumulate these shares over the five years beginning on January 1, 2014. For any new directors, their five-year accumulation period will begin on January 1 of the year following their election. To the extent a director is not in compliance with the policy after the five-year accumulation period, any compensation paid to that director must be in the form of stock compensation and the director is required to retain 50% of these stock awards.
The following table shows the stock ownership as of March 14, 2018 of our non-employee directors serving on that date and the percentage of the ownership guideline they have reached.

Director	Number of Shares Held (#)	Stock Held as % of Ownership Guideline
Lawrence Anderson, M.D.	32,143	>100%
S. Elaine Anderson, CPA	30,392	>100%
Michael J. Bosworth	74,821	>100%
Herbert C. Buie	673,927	>100%
Alton Cade	73,373	>100%
Patricia A. Callan	7,995	>100%
John R. (Bob) Garrett	12,005	>100%
Melvin B. Lovelady, CPA	20,743	>100%
Tony K. Morgan, CPA	8,323	>100%
Joe Norton	247,620	>100%
John F. Sammons, Jr.	26,687	>100%
William Sheehy	148,934	>100%
Preston L. Smith	10,613	>100%
Donald W. Thedford	12,028	>100%
M. Richard Warner	205,530	>100%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth information regarding beneficial ownership of our common stock as of March 14, 2018, for the following persons:

•	each person known by us to beneficially own more than 5% of our outstanding common stock;

•	each of our directors;

•	each of our executive officers included in our Summary Compensation Table; and

•	all of our directors and executive officers as a group.
Unless otherwise indicated, the address of each of the named individuals is 1201 South Beckham Avenue, Tyler, Texas 75701.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Lawrence Anderson, M.D. (2)	32,143	*
S. Elaine Anderson, CPA (3)	30,392	*
Michael J. Bosworth (4)	74,821	*
Herbert C. Buie (5)	673,927	1.9
Alton Cade (6)	73,373	*
Patricia A. Callan (7)	7,995	*
John R. (Bob) Garrett	12,005	*
Lee R. Gibson, CPA(8)	109,341	*
Melvin B. Lovelady, CPA(9)	20,743	*
Tony K. Morgan, CPA (10)	8,323	*
Joe Norton (11)	247,620	*
John F. Sammons, Jr.	26,687	*
H. J. Shands, III (12)	296,852	*
William Sheehy (13)	148,934	*
Preston L. Smith (14)	10,613	*
Donald W. Thedford	12,028	*
M. Richard Warner (15)	205,530	*
Tim Alexander (16)	36,216	*
Earl W. (Bill) Clawater (17)	20,369	*
Brian K. McCabe (18)	41,542	*
Julie N. Shamburger, CPA (19)	40,172	*
BlackRock, Inc. (20)	3,375,997	9.6
The Vanguard Group (21)	1,769,876	5.0
All directors and executive officers of the company as a group (23 in total). (22)	2,143,524	6.1
*    Less than 1% of total outstanding shares (35,052,547) as of March 14, 2018.

(1)	Unless otherwise indicated, each person has sole voting and investment power with respect to the shares of common stock set forth opposite his or her name.

(2)
Dr. Anderson owns 15,983 shares in an individual retirement account and has sole investment and voting power in these shares. Dr. Anderson also beneficially owns 15,929 shares held by Vida Partnership, LTD of which he is the General Partner. Dr. Anderson is custodian for his daughter for 77 shares and his son for 154 shares, which are included in the total. Dr. Anderson disclaims beneficial ownership of these 231 shares.

(3)
Ms. Anderson has sole voting and investment power with respect to 8,568 shares owned individually. Ms. Anderson owns 681 shares in an individual retirement account and has sole investment and voting power in these shares. Also included in the total are 21,143 shares owned by Ms. Anderson's husband, of which she disclaims all beneficial ownership.

(4)
Mr. Bosworth has joint voting and investment power with his wife with respect to 13,366 shares owned jointly and has sole voting and investment power with respect to 49,413 shares owned individually. Mr. Bosworth beneficially owns 12,042 shares held by Bosworth & Associates which he owns jointly with his wife.

(5)
Mr. Buie has sole voting and investment power with respect to 617,022 shares owned individually.  Mr. Buie owns 32,016 shares in individual retirement accounts and has sole voting and investment power in these shares.  Also included in the total are 16,553 shares owned by Mr. Buie’s wife, 4,353 shares owned by Mrs. Buie as trustee for their son and 3,983 shares owned by Mrs. Buie as trustee for their daughter.  Mr. Buie disclaims beneficial ownership of these 24,889 shares, which are included in the total.

(6)
Mr. Cade has joint voting and investment power with his wife with respect to 30,789 shares and also beneficially owns 36,023 shares held by Cochise Company, Inc., of which he is President.  Mr. Cade has voting and investment power as trustee of the Cade Residuary Trust, which owns 6,561 shares.

(7)	Ms. Callan has sole voting and investment power with respect to 2,956 shares owned individually and 5,039 shares in an individual retirement account.

(8)
Mr. Gibson has sole voting power and investment power with respect to 20,892 shares owned individually.  He also has sole voting power, but not investment power, with respect to 21,864 shares owned in the Company’s ESOP, in which he is 100% vested. Mr. Gibson owns 6,246 shares in an individual retirement account and has sole voting and investment power in these shares. Also included in the total are 60,339 shares subject to stock options that are exercisable within 60 days of the record date.

(9)	Mr. Lovelady has joint voting and investment power with his wife with respect to 20,743 shares owned jointly.

(10)	Mr. Morgan beneficially owns 8,323 shares held by Linden Partners LTD, which is owned jointly with his wife.

(11)
Mr. Norton has sole voting and investment power with respect to 242,358 shares. Mr. Norton is custodian for his grandson for 5,262 shares, which are included in the total.  Mr. Norton disclaims beneficial ownership of these 5,262 shares.

(12)
Mr. Shands has sole voting and investment power with respect to 284,629 shares owned individually and 6,502 shares in an individual retirement account. Also included in the total are 5,721 shares owned by Mr. Shands' wife, of which he disclaims all beneficial ownership.

(13)	Mr. Sheehy has sole voting and investment power with respect to 128,804 shares owned individually and 20,130 shares in an individual retirement account.

(14)
Mr. Smith has joint voting and investment power with his wife with respect to 4,277 shares owned jointly and has sole voting and investment power with respect to 4,906 shares owned individually. Also included in the total are 1,430 shares owned by Mr. Smith's wife, of which he disclaims all beneficial ownership.

(15)
Mr. Warner has joint voting and investment power with his wife with respect to 4,297 shares owned jointly and has sole voting and investment power with respect to 39,435 shares.  Also included in the total are 161,798 shares owned by Mr. Warner's wife, of which he disclaims all beneficial ownership.

(16)
Mr. Alexander has sole voting power and investment power with respect to 1,570 shares owned individually.  He also has sole voting power, but not investment power, with respect to 1,564 shares owned in the Company’s ESOP, in which he is 100% vested. Mr. Alexander owns 16,349 shares in an individual retirement account and has sole voting and investment power in these shares. Also included in the total are 16,733 shares subject to stock options that are exercisable within 60 days of the record date.

(17)
Mr. Clawater has sole voting and investment power with respect to 4,371 shares owned individually and has sole voting power but not investment power with respect to 1,614 shares owned in the Company's ESOP, in which he is 100% vested. Also included in the total are 14,384 shares subject to stock options that are exercisable within 60 days of the record date.

(18)
Mr. McCabe has sole voting and investment power with respect to 13,822 shares owned individually and has sole voting power but not investment power with respect to 10,356 shares owned in the Company's ESOP, in which he is 100% vested. Mr. McCabe owns 6,442 shares in an individual retirement account and has sole voting and investment power in these shares. Also included in the total are 10,922 shares subject to stock options that are exercisable within 60 days of the record date.

(19)
Ms. Shamburger has sole voting power and investment power with respect to 12,525 shares owned individually.  She also has sole voting power, but not investment power, with respect to 5,076 shares owned in the Company’s ESOP, in which she is 100% vested. Ms. Shamburger owns 3,531 shares in an individual retirement account and has sole voting and investment power in these shares. Included in the total are 3,250 shares owned by Ms. Shamburger's husband, of which she disclaims all beneficial ownership. Also included in the total are 15,790 shares subject to stock options that are exercisable within 60 days of the record date.

(20)
Information obtained solely by reference to the Schedule 13G/A filed with the SEC on January 19, 2018 by BlackRock, Inc. (“BlackRock”).  BlackRock reported that it has sole voting power over 3,323,051 shares and sole dispositive power over 3,375,997 shares and held as of December 31, 2017.  BlackRock also reported that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our common stock but that no one person’s interest is more than five percent of our total outstanding common stock.  The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(21)
Information obtained solely by reference to the Schedule 13G filed with the SEC on February 9, 2018 by The Vanguard Group (“Vanguard”).  Vanguard reported that it has sole voting power over 30,296 shares, shared voting power over 6,260 shares, sole dispositive power over 1,735,502 shares and shared dispositive power over 34,374 shares held as of December 31, 2017.   The address for Vanguard is 100 Vanguard Blvd, Malvern, PA 19355.

(22)	Includes executive officer ownership of 2,681 shares not listed in table. Also included in the total are 11,217 shares subject to stock options that are exercisable within 60 days of the record date.

COMPENSATION COMMITTEE REPORT
The Compensation Committee oversees and makes recommendations for all aspects of executive officer compensation.  The board of directors of the Company considers the recommendations of the Compensation Committee and approves the compensation of the executive officers.  In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis in this proxy statement.
In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and its proxy statement on Schedule 14A to be filed in connection with the Company’s 2018 Annual Meeting, each of which will be filed with the SEC.
This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.
Submitted by the Compensation Committee of the Board.

Donald W. Thedford, Chairman	John F. Sammons, Jr.
Patricia A. Callan	William Sheehy
Melvin B. Lovelady, CPA

COMPENSATION DISCUSSION AND ANALYSIS
Overview of Compensation Program
In the paragraphs that follow, we will give an overview and analysis of our compensation programs and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions.  Later in this proxy statement under the heading “Executive Compensation” you will find a series of tables containing specific information about the compensation earned or paid in 2017 to the following executive officers, who are referred to as the “named executive officers” or “NEOs.”

•	Lee R. Gibson, CPA - President, Chief Executive Officer and Director of the Company and Southside Bank;

•	Julie N. Shamburger, CPA - Senior Executive Vice President and Chief Financial Officer of the Company and Southside Bank and advisory director of Southside Bank;

•	Tim Alexander - Chief Lending Officer of the Company and Southside Bank and advisory director of Southside Bank;

•	Earl W. (Bill) Clawater, III - Senior Executive Vice President, Chief Credit Officer and advisory director of Southside Bank; and,

•	Brian K. McCabe - Senior Executive Vice President and Chief Operations Officer of the Company and Southside Bank and advisory director of Southside Bank.
The Compensation Committee of the Board (the “Committee”) has responsibility for reviewing and establishing the Company’s compensation programs, consistent with the Company’s compensation philosophy.  The Committee attempts to ensure the total compensation paid to the NEOs is fair, reasonable, and competitive.  The Committee conducts an annual base salary and bonus compensation level review of the NEOs and occasionally engages outside consultants, as discussed below.  When determining compensation, the Company typically does not establish specific performance goals for the NEOs, but instead evaluates and reviews each NEO’s contribution to the overall performance of the Company, taking into account any changes in duties or responsibilities, the overall banking environment, skills and talents demonstrated during the year and leadership skills.
During 2017, the Committee reviewed with management the design and operation of the incentive compensation arrangements for the NEOs and other employees of Southside Bank for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company.  The Committee concluded the incentive plans and policies do not encourage the NEOs or other employees to take risks that are reasonably likely to have a material adverse effect on the long-term well-being of the Company.
The Committee also reviews and develops recommendations for director compensation, including committee service fees.
Compensation Philosophy and Objectives
The Committee believes the most effective executive compensation program is one that is designed to reward long-term and strategic performance and which aligns executives’ interests with those of the shareholders with the ultimate objective of improving long-term shareholder value.  The Committee evaluates both performance and compensation to ensure the Company maintains its ability to attract and retain superior officers in key positions and that compensation provided to key officers remains competitive relative to the compensation paid to similarly situated executives of our peer companies (as discussed below).  To that end, the Committee believes executive compensation provided by the Company to its NEOs should include both cash and other benefits that reward both Company and executive performance.  Performance is evaluated in a number of ways.  First and most importantly, the committee evaluates the overall performance of the Company during the year and over a longer term, typically three years.  Performance metrics evaluated include profitability, return on equity, ability to pay dividends to shareholders, overall asset quality, capital levels and earnings per share.  The Company’s performance is measured against its peers utilizing outside independently produced peer group data.  The committee also takes into consideration the results of outside examinations and audits.  The committee evaluates individual performance of each NEO in their areas of responsibility and to the Company as a whole, taking into consideration the overall banking environment.  Using this information as a guide the committee then works through its process of evaluating and setting compensation.
Role of Executive Officers in Compensation Decisions
The Committee makes recommendations to the Board regarding all compensation decisions for the NEOs.  The CEO provides input regarding the performance of the other NEOs and makes recommendations for compensation amounts payable to the other NEOs.  These recommendations are based on the CEO’s personal observation of each NEO's performance, commitment and contribution to the Company.  The CEO is not involved with any aspect of determining his own pay.
Setting Executive Compensation
Based on the compensation objectives noted above, the Committee has structured the NEOs’ annual compensation to be competitive and to motivate and reward the NEOs for their performance.
In furtherance of this, the Committee occasionally engages an outside consulting firm to conduct a peer review of its overall compensation program for the NEOs.  In 2016, the Committee engaged Pearl Meyer & Partners (“PM&P”) to serve as an independent outside consultant to Southside Bancshares, Inc., reporting directly to the Committee. PM&P provided the Committee a letter with a statement of independence and the procedures they follow to remain independent. PM&P was engaged to prepare an Executive Compensation Review, specifically for the Committee, which was provided in February 2016.  This Executive Compensation Review was based on a custom peer group selected by PM&P based on asset size, location and performance (the “Compensation Peer Group”). The Compensation Peer Group is comprised of eighteen public commercial banks in Texas, Oklahoma, Arkansas, Louisiana, Alabama, Colorado, Georgia, Iowa, Mississippi, South Carolina, Missouri and Tennessee, against which PM&P and the Committee believe the Company competes for talent.  At the time of the study, the Compensation Peer Group assets ranged from $3.4 billion to $8.5 billion with a median asset size of approximately $5.0 billion. The companies comprising the Compensation Peer Group were:

Ameris Bancorp	Independent Bank Group, Inc.
BancFirst Corporation	LegacyTexas Financial Group, Inc.
Enterprise Financial Services Corp	National Bank Holdings Corporation
Fidelity Southern Corporation	Pinnacle Financial Partners, Inc.
First Financial Bankshares, Inc.	Renasant Corporation
First NBC Bank Holding Company	ServisFirst Bancshares, Inc.
Great Southern Bancorp, Inc.	Simmons First National Corporation
Heartland Financial USA, Inc.	South State Corporation
Home Bancshares, Inc.	State Bank Financial Corporation
During Committee discussions regarding setting NEO compensation for 2017, the Committee referenced the 2016 Executive Compensation Review performed by PM&P. The Compensation Peer Group data is used for comparative purposes only. We do not target executive officer pay opportunities at any particular percentile relative to our Compensation Peer Group. The Committee evaluates the NEO's compensation and reviews and discusses performance, job responsibilities and tenure for each NEO position. Based on this review and discussion of each NEO, the Committee determines the NEO's total compensation. There is no pre-established policy or target for the allocation among different types of compensation. In determining the appropriate mix of compensation for 2017, the Committee took into consideration that equity-based compensation would be part of its executive officer compensation program for 2017.
2017 In Review
Southside Bancshares, Inc. financial results for 2017 included a return on average shareholders' equity of 9.65%, and a return on average assets of 0.96%. Net income for 2017 increased $5.0 million, or 10.1%, and diluted earnings per common share remained unchanged at $1.81. The acquisition of Diboll State Bancshares, Inc. was completed during the fourth quarter of 2017. Loans, excluding acquired loans, increased 4.6% during 2017 while maintaining strong asset quality with nonperforming assets at 0.16% of total assets.
2017 Executive Compensation Components
For the fiscal year ended December 31, 2017, the principal components of compensation for NEOs were:

•	Base salary;

•	Annual incentive program;

•	Discretionary bonus;

•	Long-term equity incentive awards;

•	Retirement benefits;

•	Perquisites and other personal benefits; and

•	Health and welfare benefits.

Base Salary
The Company provides NEOs and other employees with a base salary to compensate them for services rendered during the fiscal year.  Base salaries for NEOs are determined based on their position and responsibility by using comparable market data adjusted for duties and responsibilities.
During the review of base salaries for executives, the Committee primarily considers:

•	Compensation Peer Group data;

•	internal review of the executive’s compensation, both individually and relative to our other officers;

•	overall individual performance of the executive;

•	scope of responsibilities;

•	experience; and

•	tenure with the Company.
Salary levels are typically considered annually as part of the Company’s performance review process, as well as upon a promotion or other change in job responsibility.  Merit-based increases to salaries of NEOs are based on the Committee’s assessment of performance after considering recommendations of the CEO (other than with respect to himself).  The NEO salaries were approved by the Committee for 2017 based on the CEO’s recommendations for the other NEOs and company performance.
After considering all of the relevant factors and the performance of each executive, the Committee decided that Lee R. Gibson and Julie N. Shamburger would receive a 16.0% and a 6.7% increase in base salary for 2017, respectively. Mr. Gibson's increase was the result of his promotion to CEO effective January 1, 2017. Tim Alexander and Earl W. (Bill) Clawater received a 38.6% and 7.1% increase in base salary for 2017, respectively. Mr. Alexander's increase was due to his promotion to CLO and the loss of incentive pay based mainly on loan performance (now a portion of his prior incentive pay is included in his base salary). The Company made this change to better align Mr. Alexander's compensation with shareholder interest. Brian McCabe received a 4.2% increase in base salary and received an additional increase in salary of $25,000 after being promoted to Chief Operations Officer.
Annual Incentive Program
The Company maintains a performance-based annual incentive bonus program, the Annual Incentive Program (“AIP”) for its most senior executive officers.
Participants in the program for 2017 were Lee R. Gibson, Julie N. Shamburger, and Tim Alexander, who had a maximum incentive opportunity equal to 50%, 30%, and 40% of their base salary, respectively. Ms. Shamburger's maximum incentive opportunity for 2018 will be equal to 40% of her base salary.
We believe that a significant amount of our executives’ compensation should be contingent on our performance.  The AIP formalizes this philosophy for our top executives by providing a cash incentive for the attainment of profitable growth and stable financial operating conditions.

For 2017, the Compensation Committee approved the following performance measures, all of which are weighted equally:

•	Earnings per share (“EPS”) growth (fully-diluted);

•	Loan growth;

•	Return on average equity (“ROAE”);

•	Efficiency ratio; and

•	Non-performing assets (“NPA”) as a percentage of total assets.
We believe a focus on these metrics over time will support sustained performance and the long-term creation and preservation of shareholder value.
Performance measures, goals and weighting are set annually by the Compensation Committee.  In determining the amount of the annual incentive payment, a threshold level of performance is established for each measure.  Participants will earn a cash award based on the amount by which actual performance exceeds the threshold goal as set forth below, up to the set percentage of bonus allocated to each performance measure. In the event the Company's performance is less than the threshold with respect to a particular performance measure, no incentive compensation is payable for that particular measure.

Performance Measure	Weighting	Threshold	Award for Achieving Performance Over Threshold

EPS Growth (Fully-Diluted)	20%	5.0%	2.5% for each 1% above the threshold
Loan Growth	20%	5.0%	2% for each 1% above the threshold
ROAE	20%	10.0%	2.5% for each 1% above the threshold
Efficiency Ratio	20%	60.0%	2% for each 1% below the threshold
NPAs / Assets	20%	0.50%	1.5% for each 0.01% below the threshold

The following table presents the actual performance results for 2017 compared to the thresholds for the performance measures and the resulting Annual Incentive Program percentage earned for 2017.

Performance Measure	2016 Result	2017 Result	2017 Growth	Compared to Threshold	Award	Maximum Award Weighting
EPS Growth (Fully-Diluted)	$1.81	$1.81	—	—	—	—
Loan Growth	$2,556,537	$3,294,356	28.86%	23.86%	47.72%	20.00%
ROAE		9.65%		(0.35%)	—	—
Efficiency Ratio		50.3%		9.70%	19.40%	19.40%
NPAs / Assets		0.16%		0.34%	51.00%	20.00%
Annual Incentive Earned						59.40%
Based on these results, Mr. Gibson, Ms. Shamburger and Mr. Alexander each earned 59.40% of their maximum annual incentive opportunity for 2017, or $182,655, $57,024, and $115,236, respectively.
For 2018, the Committee has made the following changes to the AIP. The efficiency ratio threshold has been reduced from 60.0% to 58.0% and the ROAE has been reduced from 10.0% to 8.0%. In addition, Brian K. McCabe will be included in the AIP with a maximum incentive opportunity equal to 30% of his base salary.
Discretionary Bonus
The board from time to time may determine that it is appropriate to pay an NEO a discretionary bonus, not as an incentive or linked to performance numbers, but as a reward rather than a motivator. Lee R. Gibson, Julie N. Shamburger, and Tim Alexander received discretionary bonuses for 2017 in the amounts of $95,000, $32,000, and $55,000, respectively for their individual contributions, leadership, performance, and the quality of the Diboll acquisition during 2017. Mr. Clawater and Mr. McCabe received discretionary bonuses for 2017 in the amounts of $45,000 and $40,000, respectively.

Long-Term Equity Incentive Awards
The Southside Bancshares, Inc. 2017 Incentive Plan provides for the grant of equity awards to our employees, officers and directors.  The primary purpose of the 2017 Incentive Plan is to promote our success by linking the personal interests of our employees, officers, directors and consultants to those of our shareholders, and by providing participants with an incentive for outstanding performance. The 2017 Incentive Plan outlines the type of incentive awards to be granted under the 2017 Incentive Plan and establishes proposed amounts for participants, subject to final approval by the Committee.  In 2016 the Committee engaged the services of PM&P to assist in guiding the Committee as to what is comparable and customary relative to the Compensation Peer Group with respect to long-term equity programs.
Our NEOs were awarded long-term equity awards in 2011-2013, 2015 and 2016. Details of the equity awards granted to the NEOs are set forth in the Outstanding Equity Awards at 2017 Fiscal Year-End table below. No equity awards were granted to the NEOs in 2017. We anticipate additional grants will be made during 2018.
Executive Stock Ownership Policy
The Company maintains a stock ownership policy that determines the amount of common stock that should be held by the Company’s executive officers. The policy specifies the value of company stock (the “Required Market Value”), as a multiple of the executive officer’s base salary in effect as of the time the executive first becomes subject to the policy, which must be held by each executive officer, as follows:

Position	Multiple
Chief Executive Officer	3x Base Salary
Chief Financial Officer	2x Base Salary
Chief Lending Officer	2x Base Salary
Other Executive Officers	One-half Base Salary
The CEO, CFO and CLO are strongly encouraged to achieve ownership of a sufficient number of shares to satisfy the Required Market Value within five years of first becoming subject to the policy, and other executive officers are strongly encouraged to comply with the policy within seven years of first becoming subject to the policy.
In order to meet the stock ownership requirement, an executive officer may count all shares of common stock owned by the executive (including restricted stock and shares held in the Company’s 401(k) Plan (the “401(k) Plan”), Employee Stock Ownership Plan (“ESOP”), shares held in an IRA and shares beneficially owned through a trust) and outstanding restricted stock units, but excluding shares underlying unexercised stock options.
Once an executive officer has obtained shares having a value equal or greater to the Required Market Value, the executive’s ownership requirement is converted into a number of shares determined by dividing the Required Market Value by the then-current stock price (the “Required Share Level”). Once an executive’s Required Share Level is determined, he or she must continue to beneficially own at least that number of shares in order to be in compliance with the policy. An executive’s Required Market Value and Required Share Level will be recalculated in connection with a salary increase relating to a change in title, but otherwise will not change as a result of changes in base salary or fluctuations in the price of the Company’s stock.
Executive officers who are not in compliance with the policy after the applicable five or seven year period are required to retain 50% of the shares received upon exercise or conversion of equity incentive awards.
The following table shows for each NEO the number of shares deemed held under the policy and the percentage of the ownership requirement they have reached.

	Stock Ownership at	Stock Held as a % of
Name	March 14, 2018	Ownership Requirement
Lee R. Gibson (1)	52,843	96.5%
Julie N. Shamburger	26,034	>100%
Tim Alexander	23,328	>100%
Earl W. (Bill) Clawater, III	7,426	>100%
Brian K. McCabe	31,853	>100%
(1) Effective with his promotion to CEO on January 1, 2017, Mr. Gibson became subject to higher holding requirements.

Retirement Benefits
Retirement benefits fulfill an important role within the Company’s overall executive compensation program because they provide a financial security component which promotes retention.  We place great value on the long-term commitment that many of our employees and the NEOs have made to us and aim to incent those individuals to remain with the Company and to act in a manner that will provide longer-term benefits to the Company.  The Company believes its retirement program is comparable to those offered by the banks in our Compensation Peer Group and, as a result, is needed to ensure that our executive compensation remains competitive.
Our retirement plans are designed to encourage employees to take an active role in planning, saving and investing for retirement.  The Company maintains a 401(k) Plan, a tax-qualified, defined contribution plan in which substantially all of our employees, including the NEOs, are eligible to participate.  The Company also maintains a tax-qualified, defined benefit pension plan (the “Pension Plan”) pursuant to which participants are entitled to benefits based on final average monthly compensation and years of credited service.  In addition, the Company maintains a non-qualified supplemental retirement plan (the “Restoration Plan”) which provides benefits in addition to the Pension Plan.  The Pension Plan and the Restoration Plan are described in more detail under the Pension Benefits table in this Proxy Statement.
The Company has entered into deferred compensation agreements with each of the NEOs that provide for the payment of a stated amount over a specific period of years.  These deferred compensation agreements are described in more detail under the Pension Benefits table in this Proxy Statement.
The Company has also entered into a split dollar agreement with Lee R. Gibson which allows the executive to designate the beneficiaries of death benefits under a life insurance policy.  This agreement is described in more detail under the summary compensation table in this Proxy Statement.
Perquisites and Other Personal Benefits
The Company provides NEOs with perquisites and other personal benefits the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions.  The committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.  The Committee did not review perquisites during 2017, and there were no changes in the types of perquisites provided in 2017.  Perquisites provided to NEOs during 2017 were Company paid club dues for each NEO and a Company provided automobile for Lee R. Gibson, Julie N. Shamburger and Tim Alexander.  Club memberships are made available to various officers who are expected to routinely entertain customers or prospective customers.
Health and Welfare Benefits
The Company offers a standard range of health and welfare benefits on a uniform basis and subject to insurance policy limitations to employees, including NEOs, and their eligible dependents. The benefits are designed to attract and retain employees and provide security to employees for their health and welfare needs. The benefits include: medical, prescription, dental, vision, employee life, group life and flexible spending accounts. NEOs participate in these employee benefit plans, which are generally available to full-time employees on the same terms as a similarly situated employee.  Another benefit available to officers at or above the Vice President level and meeting a salary requirement, is a bank provided long-term disability insurance policy which includes accidental death and travel insurance plans and programs.
Severance
The Company entered into Employee Agreements with Lee R. Gibson in October 2007, Julie N. Shamburger in June 2008 and Brian K. McCabe in November 2008. The Board determined that it was in the best interest of the Company to retain the services and encourage the continued attention and dedication of these executives to their assigned duties.  The severance and change in control termination amounts were negotiated based on these NEO's tenure, scope of responsibilities and other provisions in the agreement.
For a further discussion of the terms of the Employment Agreements, please see the discussion on page 24.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct in any year with respect to any one of our NEOs.  For 2017, this limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation.  The committee intends to maximize deductibility of executive compensation while retaining discretion needed to compensate executives in a manner commensurate with performance and the competitive landscape for executive talent. The exemption from Code Section 162(m)'s deduction limit for performance-based compensation, however, has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

EXECUTIVE COMPENSATION
The following table sets forth the compensation earned by or paid to each of the NEOs for the fiscal years ended December 31, 2017, 2016 and 2015.  This information relates to compensation paid to the NEO's by Southside Bank, as the Company does not directly pay compensation to the NEOs.

2017 SUMMARY COMPENSATION TABLE

Name Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value ($) (6)	All Other Compensation ($) (7)	Total ($)
Lee R. Gibson, CPA – President, Chief Executive Officer and Director of the Company and Southside Bank	2017	$615,000	$95,000	$—	$—	$182,655	$885,776	$86,249	$1,864,680
	2016	530,000	35,000	132,512	132,497	111,875	547,269	9,791	1,498,944
	2015	493,325	40,000	98,673	98,664	68,100	14,562	8,626	821,950
Julie N. Shamburger, CPA – Senior Executive Vice President and Chief Financial Officer of the Company and Southside Bank and advisory director of Southside Bank	2017	320,000	32,000	—	—	57,024	424,307	65,859	899,190
	2016	282,154	12,500	52,501	52,504	47,494	228,146	1,740	677,039
Tim Alexander – Chief Lending Officer of the Company and Southside Bank and advisory director of Southside Bank	2017	485,000	55,000	—	—	115,236	255,107	12,715	923,058
	2016	350,000	—	148,484	61,250	261,611	224,137	70,962	1,116,444
Earl W. (Bill) Clawater, III – Senior Executive Vice President, Chief Credit Officer and advisory director of Southside Bank	2017	300,000	45,000	—	—	—	248,882	5,868	599,750
	2016	280,000	40,000	35,001	35,001	—	194,824	6,539	591,365
	2015	265,000	35,000	33,128	33,124	—	91,304	7,833	465,389
Brian K. McCabe – Senior Executive Vice President and Chief Operations Officer of the Company and Southside Bank and advisory director of Southside Bank	2017	263,461	40,000	—	—	—	316,155	5,524	625,140
	2016	244,327	30,000	29,995	30,002	—	215,746	5,434	555,504
	2015	228,385	45,000	28,111	28,125	—	56,322	6,065	392,008

(1)	Includes amounts deferred at the officer’s election pursuant to the Company’s 401(k) Plan and payments for unused paid time off.

(2)	Reflects a discretionary bonus.

(3)	Reflects the aggregate grant date fair value of restricted stock units determined in accordance with FASB ASC Topic 718.

(4)
Reflects the aggregate grant date fair value of stock options determined in accordance with FASB ASC Topic 718.  The assumptions used in calculating these amounts are set forth in the notes to the Company’s consolidated financial statements, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC.

(5)	Reflects amounts earned under the Annual Incentive Program. See the discussion above on page 19 for more information regarding these performance-based cash bonuses.

(6)
The amounts reported in this column reflect the aggregate actuarial increase in the present value of the NEOs benefits under the Pension Plan and the Restoration Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.  The changes in pension values for the NEOs under the Pension Plan were as follows: Lee R. Gibson – $239,681; Julie N. Shamburger – $262,377; Tim Alexander – $95,596: Earl W. (Bill) Clawater, III – $163,430; and Brian K. McCabe – $262,495. The changes in pension value for the NEOs under the Restoration Plan were as follows: Lee R. Gibson – $646,095; Julie N. Shamburger – $161,930; Tim Alexander – $159,511; Earl W. (Bill) Clawater, III– $85,452; and Brian K. McCabe – $53,660. Descriptions of the Pension Plan and Restoration Plan follow the Pension Benefits table in this Proxy Statement.

(7)	Amounts included in this column for 2017 are as follows:

	Gibson	Shamburger	Alexander	Clawater	McCabe
Company Provided Automobile (a)	$80,386	$62,650	$6,602	$—	$—
Club Dues (b)	5,863	3,209	5,813	5,768	5,524
Other (c)	—	—	300	100	—
Total	$86,249	$65,859	$12,715	$5,868	$5,524

(a)
Lee R. Gibson, Julie N. Shamburger and Tim Alexander had use of a Company provided automobile in 2017. The incremental cost to the Company during 2017 included the fuel, maintenance costs and insurance, and for Lee R. Gibson and Julie N. Shamburger, a new automobile.

(b)	The incremental cost of Company provided club dues to the NEOs.

(c)	Includes miscellaneous incentive payments.

CEO Pay Ratio Disclosure

The CEO pay ratio figures below are a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

We determined that as of December 31, 2017, our total number of active U.S. employees was 975. We omitted from this employee population a total of 236 employees who became employees of the Company in conjunction with the acquisition of Diboll State Bancshares, Inc. as of November 30, 2017. To determine our median employee pay, we chose gross compensation as our consistently applied compensation measure. We then annualized base salary for those employees who commenced work during 2017 and any employees who were on leave for a portion of 2017. For hourly employees, we used a reasonable estimate of hours worked to determine annual base pay.

Using this methodology, we identified the median employee and that person's total annual compensation was $42,167. The total annual compensation of our CEO was $1,864,680. Accordingly, the ratio of CEO pay to median employee pay was 44:1.

Employment Agreements
The Company maintains employment agreements with Lee R. Gibson, Julie N. Shamburger, and Brian McCabe (the “Employment Agreements”). The Employment Agreement with Mr. Gibson was entered into as of October 22, 2007 and initially extended through October 22, 2010, with automatic one year term extensions beginning on the first anniversary of the effective date, until a party gives 90 days' notice of non-renewal.  Mr. Gibson's agreement is now in effect until October 22, 2020. The employment agreement with Julie N. Shamburger was entered into as of June 4, 2008 and initially extended through June 4, 2010, with automatic one year term extensions beginning on the first anniversary of the effective date, until a party gives 90 days' notice of non-renewal. This agreement is now in effect until June 4, 2019. The Employment Agreement with Mr. McCabe was entered into as of November 17, 2008 and initially extended through November 17, 2011, with automatic one year term extensions beginning on the first anniversary of the effective date, until a party gives 90 days' notice of non-renewal. This agreement is now in effect until November 17, 2020.
The Employment Agreements provide for an annual base salary to be reviewed no less frequently than annually by the Committee, and entitle the executives to participate in the Company's annual incentive programs with a payment of not less than 12.5% of base salary. The amount actually awarded and paid to the executives each year will be determined by the Committee and may be based on specific performance criteria.
The Employment Agreements entitle the executives to participate in all incentive, savings and retirement plans or programs and welfare and fringe benefits which are generally available to officers of the Company of comparable levels.  Finally, the Employment Agreements state that the Company may pay country club annual dues and expenses for each of the executives.
The Employment Agreements also provide the executives with severance benefits in the event of certain terminations of employment.  These benefits are described in “Potential Payments upon Termination or Change in Control” beginning on page 30 of this proxy statement.

Split Dollar Agreements
In 2004, the Company entered into a split dollar agreement with Lee R. Gibson.  The agreement provides that the Company will be the beneficiary of Bank Owned Life Insurance (commonly referred to as BOLI) insuring the executive’s life.  The agreement provides Mr. Gibson with the right to designate the beneficiaries of the death benefits guaranteed in the agreement.  The agreement originally provided for death benefits in an aggregate amount of $700,000.  The amount is increased annually on the anniversary date of the agreement by an inflation adjustment factor of 5%.  As of December 31, 2017, the expected death benefits totaled $1.3 million under this agreement.  The agreement also states that after Mr. Gibson's retirement date, the Company will pay an annual gross-up bonus to him in an amount sufficient to enable him to pay federal income tax on both the economic benefit and on the gross-up bonus itself.  There was no expense associated with the post retirement liability for the year ended December 31, 2017.

The table below sets forth information regarding grants of plan-based awards to the NEOs for the fiscal year ended December 31, 2017.
2017 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Lee R. Gibson		4,613		307,500

Julie N. Shamburger		1,440		96,000

Tim Alexander		2,910		194,000

Earl W. (Bill) Clawater, III

Brian K. McCabe

(1)
Amounts reflect threshold and maximum payout levels for 2017 performance under the 2017 Annual Incentive Program. The awards do not provide for a target payout. For more information regarding the 2017 Annual Incentive Program, see the discussion in “Compensation Discussion and Analysis.”

The table below sets forth information regarding outstanding stock options and RSUs held by the NEOs as of December 31, 2017:
OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#) (1)	Market Value of Shares or Units of Stock that have not vested ($) (2)
Lee R. Gibson	6/9/2011	15,116	—	$14.67	6/9/2021	—	$—
	8/2/2012	16,236	—	16.81	8/2/2022	—	—
	12/5/2013	10,888	—	22.88	12/5/2023	—	—
	6/18/2015	12,664	6,333	26.49	6/18/2025	1,359	45,771
	11/23/2016	5,435	10,869	37.28	11/23/2026	2,451	82,550
Julie N. Shamburger	6/9/2011	3,235	—	14.67	6/9/2021	—	—
	8/2/2012	4,558	—	16.81	8/2/2022	—	—
	12/5/2013	3,113	—	22.88	12/5/2023	—	—
	6/18/2015	2,730	2,730	26.49	6/18/2025	665	22,397
	11/23/2016	2,154	4,307	37.28	11/23/2026	974	32,804
Tim Alexander	6/9/2011	3,796	—	14.67	6/9/2021	—	—
	8/2/2012	3,648	—	16.81	8/2/2022	—	—
	12/5/2013	3,200	—	22.88	12/5/2023	—	—
	6/18/2015	3,576	3,575	26.49	6/18/2025	862	29,032
	11/23/2016	2,513	5,024	37.28	11/23/2026	2,953	99,457
Earl W. (Bill) Clawater, III	6/9/2011	3,051	—	14.67	6/9/2021	—	—
	8/2/2012	4,023	—	16.81	8/2/2022	—	—
	12/5/2013	3,374	—	22.88	12/5/2023	—	—
	6/18/2015	2,872	2,870	26.49	6/18/2025	696	23,441
	11/23/2016	1,064	3,192	37.28	11/23/2026	733	24,687
Brian K. McCabe	6/9/2011	1,670	—	14.67	6/9/2021	—	—
	8/2/2012	3,220	—	16.81	8/2/2022	—	—
	12/5/2013	2,681	—	22.88	12/5/2023	—	—
	6/18/2015	2,438	2,437	26.49	6/18/2025	593	19,972
	11/23/2016	913	2,735	37.28	11/23/2026	630	21,218

(1)
The options and RSUs were granted under the Southside Bancshares, Inc. 2017 Incentive Plan and predecessor plans.  All options granted are for 10-year terms with an exercise price equal to the fair market value (closing price) on the NASDAQ on the date of the grant.  The options and RSUs granted to Lee R. Gibson vest annually in three equal installments. The options and RSUs granted to Julie N. Shamburger and Tim Alexander in 2011, 2012, 2013 and 2015 vest annually in four equal installments. The options and RSUs granted to Julie N. Shamburger in 2016 vest annually in three equal installments. During 2016, the options granted to Tim Alexander vest annually in three equal installments and the RSUs granted to him vest annually in both three- and four- year equal installments. Options and RSUs granted to Earl W. (Bill) Clawater, III and Brian K. McCabe vest annually in four equal installments. All begin on the first anniversary of the grant date, or earlier upon the death or disability of the grantee, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.

(2)	Reflects the value calculated by multiplying the number of shares underlying the RSUs by $33.68 which was the closing price of our common stock on December 29, 2017.

2017 OPTION EXERCISES AND STOCK VESTED
The following table shows the number of shares and the value realized upon exercise of stock options and vesting of stock awards for the year ended December 31, 2017 for each of the NEOs.

	Stock Options		Stock Awards RSU
Name	Option Shares Acquired on Exercise	Option Value Realized on Exercise (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Lee R. Gibson	—	$—	2,564	$89,245
Julie N. Shamburger	—	—	1,119	39,031
Tim Alexander	—	—	1,914	66,625
Earl W. (Bill) Clawater, III	—	—	913	31,903
Brian K. McCabe	1,500	27,500	767	26,798
	1,500	$27,500	7,277	$253,602

(1)	Value realized represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the options.

(2)	Value realized represents the fair market value of the shares on the vesting date.

2017 PENSION BENEFITS
The table below shows the number of years of service credited to each NEO, the actuarial present value of each NEO's accumulated benefits (determined using interest rate and mortality table assumptions described below), and the amount of payments during 2017 to each of the NEOs, under each of the Pension Plan, Restoration Plan and deferred compensation agreements.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Lee R. Gibson	Pension Plan	33.417	$1,844,187	$—
	Restoration Plan	33.417	3,077,752	—
	Deferred Compensation Agreement	N/A	259,920	—
Julie N. Shamburger	Pension Plan	34.583	$1,436,924	$—
	Restoration Plan	34.583	231,846	—
	Deferred Compensation Agreement	N/A	91,622	—
Tim Alexander	Pension Plan	12.500	$528,671	$—
	Restoration Plan	12.500	437,709	—
	Deferred Compensation Agreement	N/A	158,769	—
Earl W. (Bill) Clawater, III	Pension Plan	17.083	$1,006,511	$—
	Restoration Plan	17.083	198,580	—
	Deferred Compensation Agreement	N/A	226,545	—
Brian K. McCabe	Pension Plan	34.583	$1,464,710	$—
	Restoration Plan	34.583	80,798	—
	Deferred Compensation Agreement	N/A	110,269	—
Pension Plan
The Pension Plan is a tax-qualified, defined benefit pension plan pursuant to which participants are entitled to benefits based on final average monthly compensation and years of credited service.
Entrance into the Pension Plan by new employees was frozen effective December 31, 2005.  Employees hired after December 31, 2005 are not eligible to participate in the Pension Plan.  All participants in the Pension Plan are fully vested.  All NEOs employed by the Company at December 31, 2017 were participants in the Pension Plan. Benefits are payable monthly commencing on the later of age 65 or the participant’s date of retirement.  Eligible participants may retire at reduced benefit levels after reaching age 55.
The benefits under the Pension Plan are determined using the following formula, stated as a single life annuity with 120 payments guaranteed, payable at normal retirement age, which is defined as 65 under the Pension Plan.

Formula (1) and Formula (2), calculated using Credit Service at Normal Retirement Date, multiplied by a service ratio and summed as described below:

The fraction in which the numerator is Credited
Formula (1)		x	Service as of 12/31/05 and the denominator is
Credited Service at Normal Retirement Date
plus
Formula (2)			The fraction in which the numerator is Credited
		x	Service earned after 12/31/05 and the
denominator is Credited Service at Normal
Retirement Date
Formula (1) is an amount equal to:
2% of Final Average Monthly Compensation times Credited Service up to 20 years, PLUS
1% of Final Average Monthly Compensation times Credited Service, if any, in excess of 20 years, PLUS
0.60% of that portion of Final Average Monthly Compensation which exceeds Monthly Covered Compensation times Credited Service up to 35 years
Formula (2) is an amount equal to:
0.90% of Final Average Monthly Compensation times Credited Service, PLUS
0.54% of that portion of Final Average Monthly Compensation which exceeds Monthly Covered Compensation times Credited Service up to 35 years
Benefit Formula Definitions
Credit Service
A participant’s years of credited service are based on the number of years an employee works for the Company.  The Company has no policy to grant extra years of credited service.
Final Average Monthly Compensation (FAMC)
The monthly average of the 60 consecutive months’ compensation during the participant’s period of credited service that gives the highest average.  Compensation generally includes all gross income received by the participant for services actually rendered in the course of employment, with certain exclusions, plus any elective deferrals under Section 125 and Section 404(g)(c).  Compensation in the Pension Plan is limited as required.
Covered Compensation
A rounded 35-year average of the Maximum Taxable Wages (MTW) under social security.  The table in effect during the calendar year proceeding termination or retirement is used.
The Pension Plan was amended several years ago and participants must now retire to be eligible to receive payments out of the plan.  All participants receiving payments out of the Pension Plan at the time of the amendment were grandfathered so as to allow them to continue receiving payments out of the plan.  None of the NEOs were in pay status under the Pension Plan at the time of the amendment, and thus were not grandfathered.
The pension disclosures have been computed using the FASB ASC Topic 715, “Compensation - Retirement Benefits” assumptions from the financial statements as of the pension measurement date of December 31, 2017, except the FASB ASC Topic 715 retirement age has been replaced by the normal retirement age for this calculation (and the benefit valued is only the accrued, not the projected, benefit).
FASB ASC Topic 715 Discount Rate as of 12/31/16    4.23%
FASB ASC Topic 715 Discount Rate as of 12/31/17    3.71%
Expected Retirement Age            65
Post-Retirement Mortality    RP - 2014 Mortality Table for males and females projected 14 years beyond the measurement date using an improvement scale MP-2017 (static)
Pre-Retirement Mortality, Disability or Turnover    None
Form of Payment
•Qualified Retirement Plan        10-Year Certain & Life Annuity
•Nonqualified Restoration Plan        10-Year Certain & Life Annuity
For a further discussion of the FASB ASC Topic 715 assumptions, please see Note 11 to our consolidated financial statements on Form 10-K, filed with the SEC on February 28, 2018.

Restoration Plan
The annual retirement income benefit of NEOs under the Pension Plan is subject to certain limitations imposed by the Internal Revenue Code.  Under one such limitation, in determining the benefit accrued for a year under the Pension Plan, the benefit formula excludes a NEOs compensation above a specified compensation limit.  In 2017, for example, the ceiling was $270,000, which means that the compensation of NEOs in excess of that amount was not considered in the benefit formula for purposes of determining benefits under the Pension Plan.  The Company maintains the Restoration Plan, a non-qualified supplemental retirement plan which provides additional benefits by taking into account the excess compensation not taken into account under the Pension Plan.  The Restoration Plan is unfunded and noncontributory, which means that benefits are paid from the general assets of the Company and the NEOs are not required to make any contributions.  The formula and assumptions used to calculate the benefit payable pursuant to the Restoration Plan are the same as those used under the Pension Plan described above, except that the amounts payable under the Restoration Plan are reduced by the amounts payable under the Pension Plan.
Deferred Compensation Agreements
Under the terms of their deferred compensation agreements, Lee R. Gibson is entitled to receive $400,000, and Julie N. Shamburger, Tim Alexander, Earl W. (Bill) Clawater, III, and Brian K. McCabe are each entitled to receive $300,000, all of which are payable monthly over 10 years, if the executive remains in the employment of Southside Bank until retirement (on or after age 65), or upon permanent disability or death, whichever occurs first.  If the executive’s employment is involuntarily terminated by the Company for any reason other than for “good cause” (as defined in the agreements), such termination shall be treated the same as a retirement, and the executive shall be entitled to receive the payments.  If, prior to a Change in Control (as defined in the agreements), the executive terminates his employment prior to attainment of age 65 for any reason other than death or disability, no amounts shall be due such executive under his deferred compensation agreement.  If, after a Change in Control, the executive terminates employment prior to attainment of age 65 for any reason other than death, disability, or for “good reason” (as defined in the agreements), no amounts shall be due to the executive under his agreement.  After a Change in Control, a termination by the executive for “good reason” shall be treated the same as a retirement, and the executive shall be entitled to receive the payments.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following discussion summarizes the compensation benefits payable to the continuing NEOs in the event of a termination of their employment under various circumstances, assuming that a termination of employment occurred on December 31, 2017.
Vested Benefits
Upon termination of their employment, the NEOs would receive compensation and benefits for which they had already vested.  This would include accrued but unpaid salary, accrued and unused vacation pay, and any balance under the 401(k) plan.  In addition, the NEOs would receive benefits under the Pension Plan and Restoration Plan, plus amounts payable under their deferred compensation agreements, as disclosed and described above in the 2017 Pension Benefits table.
Employment Agreements
In addition, the Company has employment agreements with Lee R. Gibson, Julie N. Shamburger and Brian K. McCabe which entitle each of the executives to certain payments and benefits upon termination or Change in Control, as summarized below.
Voluntary termination by the executive; termination by the Company with Cause.  If an executive voluntarily terminates his/her employment or the Company terminates the executive’s employment with Cause (as defined in the Employment Agreements), the executive will be entitled to receive his or her accrued salary and previously vested benefits.  In this event, no special severance benefits are payable.
Involuntary Termination.  If the Company terminates the executive’s employment without Cause, the executive will be entitled to receive a single lump sum equal to:

•	Any accrued but unpaid base salary;

•
a severance payment equal to the executive’s monthly salary multiplied by the number of months remaining in the term of the Employment Agreement (which would be between 24 and 36 months), plus $10,000;

•
a pro-rata bonus equal to the product of (i) the executive’s Target Bonus (as defined in the Employment Agreements) for the termination year and (ii) a fraction, the numerator of which is the number of days in the current fiscal year through the termination date, and the denominator of which is 365;

•	accrued pay in lieu of unused vacation; and

•	any vested compensation deferred by the executive (unless otherwise required by an agreement).
Additionally, all equity awards will become immediately vested and exercisable as of the date of termination.  Finally, the executive will be entitled to any other amounts or benefits under any other plan pursuant to which the executive is eligible to receive benefits, to the extent officers of a comparable level at the Company received such benefits prior to the date of termination (“Other Benefits”).
Termination due to death, Disability or Retirement.  If an executive’s employment is terminated due to death, Disability or Retirement (as such capitalized terms are defined in the Employment Agreements), he or she (or his or her estate) will receive accrued salary and Other Benefits.
Termination in Connection with Change in Control.  If an executive’s employment is terminated due to a Change in Control, he will be entitled to the same payments and benefits as if he had been terminated without Cause. However, instead of the severance payment described above, the severance payment will be calculated as follows:

(a) if the termination occurs more than six (6) months prior to a Change of Control or more than two (2) years after the occurrence of a Change of Control, the severance payment shall be the product of two times the sum of (1) the executive’s salary in effect as of the termination (ignoring any decrease in the salary unless consented to by the executive), and (2) the greater of the average of the annual bonuses earned by the executive for the two fiscal years in which annual bonuses were paid immediately preceding the year in which the termination occurs, or the executive’s Target Bonus for the year in which the termination occurs; or
(b) if the termination occurs within six months prior or within two years after the occurrence of a Change of Control, the severance payment shall be the product of 2.99 for Lee R. Gibson and 2.0 for Julie N. Shamburger and Brian K. McCabe times the sum of (1) the executive’s salary in effect as of the termination, and (2) the greater of the average of the annual bonuses earned by the executive for the two fiscal years in which annual bonuses were paid immediately preceding the year in which the termination occurs, or the executive’s Target Bonus for the year in which the termination occurs.
Restrictive Covenants.  The Employment Agreements contain confidentiality provisions and subject Lee R. Gibson to certain non-compete and non-solicitation obligations during the term of employment with the Company for a one-year period and Julie N. Shamburger and Brian K. McCabe for a six-month period following termination of employment.
Reduction in Certain Benefits.  The Employment Agreements also state that in the event that any of the severance benefits described above are subject to federal excise taxes under the “golden parachute” provisions under Section 280G of the Internal Revenue Code, the payments will be reduced to the extent necessary to avoid such excise taxes, but only if such reduction would result in a greater net benefit for the executive.
The following table quantifies the payments payable to Lee R. Gibson, Julie N. Shamburger and Brian K. McCabe pursuant to their employment agreements had their employment been involuntarily terminated as of December 31, 2017, either absent or in connection with a Change in Control. No amounts for pro rata bonuses are included in the table because the disclosure assumes a termination of employment as of the last day of the Company's fiscal year. Actual amounts earned as annual incentives for 2017 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

	Severance Payment ($)	Accrued pay in Lieu of Unused Paid Time off ($)	Equity Acceleration ($) (3)	Total ($)
By the Company without cause without a change in control
Lee R. Gibson	1,738,740 (1)	11,827	943,756	2,694,323
Julie N. Shamburger	465,890 (1)	6,154	266,470	738,514
Brian K. McCabe	802,603 (1)	5,288	191,265	999,156
By the Company without cause or by the executive for good reason in connection with a change in control
Lee R. Gibson	2,220,038 (2)	11,827	943,756	3,175,621
Julie N. Shamburger	739,994 (2)	6,154	266,470	1,012,618
Brian K. McCabe	625,000 (2)	5,288	191,265	821,553

(1)
Reflects a severance payment equal to the executive's monthly salary multiplied by the number of months remaining in the term of his or her employment agreement as of December 31, 2017 plus an additional $10,000.

(2)
Reflects a severance payment equal to the product of 2.99, in the case of Lee R. Gibson, or 2.0, in the case of Julie N. Shamburger and Brian K. McCabe, times the sum (1) of the executive's salary in effect as of the termination, and (2) the greater of the average of the annual bonuses earned by the executive for the two fiscal years in which annual bonuses were paid immediately preceding the year in which the termination occurs, or the executive’s Target Bonus for the year in which the termination occurs.

(3)
Reflects the excess of the fair market value of the underlying shares as of December 31, 2017 over the exercise price of all unvested stock options and the fair market value as of December 31, 2017 of unvested RSUs, all of which would accelerate upon the executive's termination of employment under the specified circumstances.

Split Dollar Agreements
Under the terms of the split dollar agreement with Lee R. Gibson, upon a termination of employment by reason of death, disability (as defined in the split dollar agreement), or retirement at or after age 65, or a termination following a change in control (as defined in the split dollar agreement), payment of the specified death benefits under the split dollar agreement would be triggered.  If Mr. Gibson’s employment is terminated for Cause (as defined in the split dollar agreement), he will forfeit benefits under the split dollar agreement.
The following table quantifies the death benefit payable to the beneficiaries of Mr. Gibson, pursuant to his split dollar agreement in the event his employment is terminated due to death while still employed by the Company, or in connection with death after termination from the Company due to termination without cause, retirement after age 65 or a change in control.  This assumes the event occurred on December 31, 2017.

Reason for Termination	Gibson
Death benefit while still employed by the Company at time of death	$1,319,954
Death benefit after termination from Company without cause, retirement after age 65, or a change in control	$1,230,000

EQUITY COMPENSATION PLAN INFORMATION
The table below provides information as of December 31, 2017 regarding shares of common stock that may be issued under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	768,565	$26.02	2,074,724
Equity compensation plans not approved by security holders	—	—	—
Total	768,565	$26.02	2,074,724

(a)	Reflects stock options and restricted stock units outstanding under the Company's 2017 Incentive Plan and predecessor plans.

(b)	Reflects weighted-average exercise price of 690,312 stock options outstanding.

(c)	Reflects shares available for issuance pursuant to the grant or exercise of awards (including full-value stock awards) under the Company’s 2017 Incentive Plan.

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
(PROPOSAL 2)
Pursuant to Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers. At the 2017 Annual Meeting of Shareholders, approximately 97% of the shares represented at the meeting in person or by proxy and entitled to vote were voted in support of the Company’s compensation program. Also at the 2017 Annual Meeting, the Company’s shareholders selected, on a non-binding, advisory basis, an annual vote for the frequency at which the Company should include a Say-on-Pay vote in its proxy statement for shareholder consideration. In light of this result and other factors considered by the Board, the Board determined that the Company will hold Say-on-Pay votes every year until the next required non-binding, advisory vote on the frequency of such votes, which is required to be held no later than the Company’s 2023 Annual Meeting of Shareholders.
Accordingly, the Board is providing shareholders with the opportunity to cast a non-binding advisory vote on the named executive officer compensation program at our 2018 Annual Meeting. This vote will not be binding on or overrule any decisions by the Board, and will not create or imply any additional fiduciary duty on the part of the Board. However, our Compensation Committee will take into account the outcome of the vote when considering future named executive officer compensation arrangements.
As described in greater detail in our Compensation Discussion and Analysis above, we believe that our executive officer compensation program is structured in a manner that most effectively supports the Company and our business objectives. Our executive officer compensation program is designed to reward long-term and strategic performance, and is substantially tied to our key business objectives and the success of our shareholders. We monitor the various short-term and long-term aspects of our executive officer compensation program, including base salary, annual cash bonus and equity incentives, in comparison to similar programs and practices at comparable companies, so that we may ensure that our executive officer compensation program is within the competitive range of market practices.
The Board invites our shareholders to review carefully the Compensation Discussion and Analysis beginning on page 17 and the tabular and other disclosures on compensation under Executive Compensation beginning on page 23, and cast a vote to approve the Company’s executive compensation programs through the following resolution:
“RESOLVED, that the shareholders approve the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.”
The Board recommends a vote FOR the non-binding advisory vote on executive compensation.

APPROVAL OF AMENDMENT TO THE CERTIFICATE OF FORMATION OF
SOUTHSIDE BANCSHARES, INC.
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
(PROPOSAL 3)

Background

On February 20, 2018, our board of directors adopted, subject to shareholder approval at the Annual Meeting, an amendment to our certificate of formation to increase the number of authorized shares of the Company’s common stock, $1.25 par value per share, from 40 million shares to 80 million shares.

The proposed amendment is reflected in the Amended and Restated Certificate of Formation attached to this proxy statement as Appendix A.   No other changes to the Company’s certificate of formation are being proposed.

Reasons for Amendment

Our board of directors is proposing the adoption of an amendment to the Company’s certificate of formation to increase the number of authorized shares of common stock from 40 million to 80 million shares. Of the 40 million shares that are currently authorized to be issued under the Company’s certificate of formation, as of March 14, 2018, 35,052,547 shares are issued and outstanding and 2,759,840 shares are held in treasury. In addition, 1,000,498 shares are reserved for issuance under the Company’s dividend reinvestment plan. Our board of directors has reserved all of our shares held in treasury for issuance under our equity incentive plan of which 2,011,515 shares may be issued pursuant to such plan. Accordingly, we currently have less than 1,187,115 shares of common stock available for future issuances.

In order to assure flexibility of action in the future and meet our future business needs as they arise, our board of directors believes that it is desirable and in the best interests of the Company and its shareholders that there be a substantial number of authorized but unissued shares of common stock. The board of directors believes that having the authority to issue additional shares of common stock will avoid the possible delay and significant expense of calling and holding a special meeting of shareholders to increase the authorized shares at a later date and will enhance its ability to respond promptly to any opportunities that may arise.  For example, the Company may from time to time consider mergers and acquisitions, which may involve the issuance of additional shares of common stock or securities convertible into shares of common stock. By having additional common stock authorized, we can be prepared to act quickly. Also, additional shares of common stock may be necessary in connection with the declaration of stock dividends or stock splits, future public and private financings, investment opportunities, other distributions, or other corporate purposes, as well as to meet anticipated future obligations under our existing equity incentive plans or any future incentive plans, under which we may grant future equity awards to our employees, officers and directors. We believe that having the ability to grant equity awards is critical to retaining and recruiting a qualified management team.

Other than issuances pursuant to obligations under our dividend reinvestment plan and our existing equity incentive plans (as described above), as of the date of this proxy statement, we have no current plans, arrangements or understandings regarding the issuance of additional shares of common stock that would be authorized pursuant to this proposal and there are no negotiations pending with respect to the issuance thereof for any purpose.

If Proposal 3 is approved, the number of authorized shares of common stock will be increased and the board of directors will have the right to issue, without further shareholder approval, subject to potential restrictions described below, an additional 40 million shares of common stock. If approved, the amendment will be effective upon the filing of the Amended and Restated Certificate of Formation with the Secretary of State of the State of Texas promptly after the Annual Meeting.

Anti-Takeover Effect

The proposed increase in the authorized number of shares of common stock could, in some situations, have the effect of discouraging unsolicited takeover attempts or inhibiting the removal of incumbent management and may limit the opportunity for shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. For example, the issuance of the newly authorized shares of common stock could be used to deter or prevent a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more costly. However, the board of directors is not aware of any third-party attempts to assume control of the Company and has not presented this Proposal 3 with the intent that it be utilized as an anti-takeover device or to inhibit the removal of incumbent management.

Terms of our Common Stock

If Proposal 3 is approved, the additional authorized shares of common stock may be issued for such consideration, cash or otherwise, at such terms, times and amounts as the board of directors may determine without further shareholder approval, except to the extent that shareholder approval is required by applicable laws, rules or regulations. Because our common stock is traded on the NASDAQ Global Select Market, shareholder approval must be obtained, under applicable NASDAQ rules, prior to the issuance of shares for certain purposes, including the issuance of greater than 20% of the Company’s then outstanding shares of common stock or voting power in connection with a private financing or an acquisition or merger. In addition, under the Texas Business Organizations Code, shareholder approval is required for any merger in which we issue shares of our common stock with voting power in excess of 20% of the voting power outstanding on a pre-transaction basis.

The authorization of additional shares of common stock will not, by itself, have any effect on the rights of present shareholders. The additional 40 million shares to be authorized would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently authorized, issued and outstanding. Shareholders do not have preemptive rights with respect to our commons stock and therefore, do not have any preferential rights to subscribe for or purchase additional shares of common stock in order to maintain proportionate ownership of their shares. Accordingly, the issuance of additional shares of common stock for corporate purposes other than a stock split or stock dividend could have a dilutive effect on the ownership and voting rights of shareholders at the time of issuance.

The board of directors unanimously recommends that you vote FOR approval of the amendment to the certificate of formation of the Company to increase the number of authorized shares of common stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Compensation Committee, during the fiscal year ended December 31, 2017, are a current or former officer or employee of the Company.
During the fiscal year ended December 31, 2017:

•
No executive officer of the Company served as a member of the compensation committee or other board committee performing similar functions (or on the board of directors of any entity without such a committee) of another entity, one of whose executive officers served on the Compensation Committee of the Company.

•	No executive officer of the Company served on the board of directors of another entity, one of whose executive officers served on the Compensation Committee of the Company.

•
No executive officer of the Company served as a member of the compensation committee or other board committee performing similar functions (or on the board of directors of any entity without such a committee) of another entity, one of whose executive officers served as a director of the Company.

For information concerning transactions by the Company and Southside Bank with certain members of the board of directors of Southside Bank, please see “Transactions with Directors, Officers and Associates.”

TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATES
The Board of Directors reviews and discusses each potential transaction with a director, executive officer, significant shareholder or any of their immediate family members and votes to approve or disapprove such transactions.  Directors or executive officers who are interested in a particular transaction do not vote on the transaction with respect to which they are interested.  The Company’s Board has adopted a Conflict of Interest Policy that addresses transactions with related persons.
Certain of the executive officers and directors of the Company and Southside Bank (and their associates) have been customers of Southside Bank and have been granted loans in the ordinary course of business.  Southside Bank is subject to Federal Reserve Regulation O, which governs loans to directors, executive officers and certain shareholders of banks and bank holding companies.  All loans or other extensions of credit made by Southside Bank to executive officers and directors of the Company and Southside Bank were made in the ordinary course of business on substantially the same terms, including interest rates, maturities and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company or Southside Bank and did not involve more than the normal risk of collection or present other features that are unfavorable to Southside Bank.  Prior approval by a majority of the board of directors, with the interested party abstaining, must be obtained for any loan to a director or a director’s related interest(s) which, when aggregated with all loans to the director and/or to that director’s related interest(s) exceed 10% of Southside Bank’s capital plus unimpaired surplus.  Prior approval requirements for individual advances for the Board of Directors will be satisfied by annual Board approval of a line of credit for a director’s personal borrowing and similar approval of a line of credit for director-owned or controlled business borrowing.  All advances made pursuant to an approved line of credit within 12 months of the date of approval shall be treated as approved.  Loans to persons employed by Southside Bank who are considered under Regulations of the Federal Reserve Board to be executive officers shall be subject to prior approval by the board of directors.  The Company expects ongoing transactions with its executive officers and directors as well as directors and officers of Southside Bank.  Trent Dawson, son of Sam Dawson, is employed by Southside Bank and received compensation of $175,884 in 2017. Shannon Bejcek, daughter of Sam Dawson, was employed by Southside Bank in 2017 and received compensation of $141,145. Richard K. Gibson, son of Lee R. Gibson, is employed by Southside Bank and received compensation of $192,188 in 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and any persons who own more than 10% of the Company’s common stock, to file reports of initial ownership of the Company’s common stock and subsequent changes in that ownership with the SEC.  Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).  Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Form 5’s were required, the Company believes that during fiscal year 2017 all Section 16(a) filing requirements were complied with on a timely basis except that:

•	Director and CEO, Lee R. Gibson, filed a late Form 4 on July 24, 2017 to report the disposition of 200 shares due to tax withholding related to the vesting of restricted stock units on June 18, 2017.

•
Officer and CFO, Julie N. Shamburger, filed a late Form 4 on July 24, 2017 to report the disposition of 89 shares due to tax withholding related to the vesting of restricted stock units on June 18, 2017.

•	Officer Brian K. McCabe filed a late Form 4 on July 24, 2017 to report the disposition of 95 shares due to tax withholding related to the vesting of restricted stock units on June 18, 2017.

•	Officer Tim H. Carter filed a late Form 4 on July 24, 2017 to report the disposition of 158 shares due to tax withholding related to the vesting of restricted stock units on June 18, 2017.

•	Director Tony K. Morgan, CPA, filed a late Form 4 on January 9, 2018 to correct the date of a transaction from November 13, 2017 to November 3, 2017.

AUDIT COMMITTEE REPORT
The following report of the Audit Committee does not constitute “soliciting material” and should not be deemed to be “filed” with the SEC or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference in any of those filings.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and for maintaining effective systems of internal control based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework). In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2017 with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee discussed with the independent registered certified public accounting firm, EY, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles and an audit on the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) (United States), its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Auditing Standard No. 16, as adopted by the PCAOB, other standards of the PCAOB, rules of the SEC, and other applicable regulations.
The Audit Committee has received the written disclosures from EY regarding the auditors' independence required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence.”
The Audit Committee discussed with EY the overall scope and plans for their audit. The Audit Committee met with EY with and without management present, to discuss the results of their financial statement audit, their evaluations of the Company’s internal control and the overall quality of the Company’s financial reporting.
Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.
Submitted by the Audit Committee of the Board.

Melvin B. Lovelady, CPA, Chairman	William Sheehy
S. Elaine Anderson, CPA	Preston L. Smith
Alton Cade	Donald W. Thedford
Tony K. Morgan, CPA

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EY served as the Company’s independent registered public accounting firm for the year ended December 31, 2017 and has been selected by the Audit Committee as the Company's independent registered public accounting firm for the year ended December 31, 2018.
Independent Registered Public Accounting Firm Fees
The following table sets forth aggregate fees incurred by the Company for fiscal years ended December 31, 2017 and 2016 to EY, the Company’s independent registered public accounting firm.  All fees were pre-approved by the Audit Committee.

	YEARS ENDED
	2017	2016
Audit Fees (a)	$965,740	$838,840
Audit Related Fees	36,000	50,160
Tax Fees	157,966	108,613
Total Fees (b)	$1,159,706	$997,613

(a)
Includes fees for the Company's acquisition of Diboll and Form S-4 filings during 2017 and includes fees for prospectus supplements and other SEC filings related to subordinated notes and common stock offerings during 2016.

(b)	The above fees exclude out-of-pocket reimbursed travel expenses of $20,779 and $19,775 for the years ended December 31, 2017 and 2016, respectively.
Auditor Fees Pre-Approval Policy
The Audit Committee has a formal policy concerning approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company, currently EY.  The Policy requires that all services EY may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee.  The Audit Committee pre-approved all audit and non-audit services provided by EY during 2017.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL 4)
The Audit Committee of the Board has selected EY to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2018.  EY has served as the Company’s independent registered public accounting firm since 2012.  We have been advised by EY that neither it nor any of its members had any financial interest, direct or indirect, in us nor has it had any connection with us or any of our subsidiaries in any capacity other than independent auditors.  The Board recommends that you vote for the ratification of the selection of EY.  Shareholder ratification of the selection of EY as our independent registered public accounting firm is not required by our certificate of formation, bylaws or otherwise.  Nevertheless, the Board is submitting this matter to the shareholders as what we believe is a matter of good corporate practice.  If the shareholders do not ratify the appointment of EY, then the appointment of an independent registered public accounting firm will be reconsidered by our Audit Committee.  Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interest of the Company and its shareholders.  Representatives of EY are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.
The Board of Directors recommends a vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year 2018.

ANNUAL REPORT TO SHAREHOLDERS
The Company’s Annual Report on Form 10-K, as integrated into the Annual Report to Shareholders for the fiscal year ended December 31, 2017, accompanies this Proxy Statement.  The Annual Report does not constitute outside solicitation materials.  Additional copies of Form 10-K are available at no expense; exhibits to Form 10-K are available for a copying expense to any shareholder by sending a written request to the Corporate Secretary of the Company, Post Office Box 8444, Tyler, Texas 75711.  The Company’s public filings with the SEC may also be obtained free at the Company’s website: www.southside.com/about/investor-relations, under the topic Documents.

SHAREHOLDER PROPOSALS
SEC rules establish the eligibility requirements and the procedures that must be followed for a shareholder’s proposal to be included in the Board’s proxy solicitation materials.  Under those rules, any shareholder wishing to have a proposal considered for inclusion in the Board’s proxy solicitation materials for the 2019 Annual Meeting must set forth his or her proposal in writing and file it with the Secretary of the Company on or before November 29, 2018.  Proposals must comply with all applicable SEC rules.  The Board will review any proposals received by that date and will determine whether applicable requirements have been met for including the proposal in the 2019 proxy solicitation materials.

In addition, the Company’s bylaws establish advance notice procedures that must be followed for a shareholder proposal to be presented at an Annual Meeting but not included in the Board’s proxy solicitation materials.  Any shareholder wishing to have a proposal considered for the 2019 Annual Meeting, but who does not submit the proposal for inclusion in the Board’s proxy statement, assuming that the 2019 Annual Meeting occurs on a date that is not more than 30 days before or 60 days after the anniversary of the Annual Meeting, must submit the proposal as set forth above not earlier than January 9, 2019 and no later than February 8, 2019.
For any proposal that is not submitted for inclusion in next year’s proxy solicitation materials, but is submitted for presentation at the 2019 Annual Meeting, SEC rules permit the persons named as proxies in the proxy solicitation materials to vote proxies in their discretion if: (1) the proposal is received before February 8, 2019 and we advise shareholders in the 2019 proxy solicitation materials about the nature of the matter and how management intends to vote on such matter, or (2) the proposal is not received before February 8, 2019.

HOUSEHOLDING
The Securities and Exchange Commission rules permit us, with your permission, to send a single set of proxy statements and annual reports to any household at which two or more shareholders reside if we believe that they are members of the same family.  Each shareholder will continue to receive a separate proxy card.  This procedure, known as “householding,” reduces the volume of the duplicate information you receive and helps to reduce our expenses. In order to take advantage of this opportunity, we have delivered only one proxy statement to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date.  We will deliver a separate copy of the proxy statement, as requested, to any shareholder at a shared address to which a single copy of that document was delivered. If you prefer to receive separate copies of a proxy statement, either now or in the future, you can request a separate copy of the proxy statement by calling us at (877) 639-3511 or by writing to us at any time at the following address: Southside Bancshares, Inc., 1201 South Beckham Avenue, Tyler, Texas 75701, Attn: Corporate Secretary.

GENERAL
The Board does not know of any other business, other than that set forth above, to be transacted at the Annual Meeting.  However, if any other matters requiring a vote of the shareholders properly come before the Annual Meeting, the persons designated as Proxies will vote the shares of common stock represented by the proxies in accordance with their best judgment on such matters.  If a shareholder specifies a different choice on the proxy, those shares of common stock will be voted in accordance with the specification so made.

APPENDIX A

RESTATED
CERTIFICATE OF FORMATION
(With Amendments)
OF
SOUTHSIDE BANCSHARES, INC.

Pursuant to the Texas Business Organizations Code (the “TBOC”), Southside Bancshares, Inc., a Texas corporation (the “Corporation”), hereby adopts this Restated Certificate of Formation (with Amendments) (the “Restated Certificate”), which accurately reflects the original Certificate of Formation of the Corporation and all previous amendments thereto that are in effect (collectively, the “Original Certificate”) as further amended by such Restated Certificate as hereinafter set forth:

1.	The name of the Corporation is Southside Bancshares, Inc., a for-profit corporation.

2.	The Corporation was formed as a for-profit corporation on August 11, 1982, and issued file number 61819600 by the Secretary of State of the State of Texas.

3.	Articles Four and Ten are amended and restated in their entirety to read as set forth in Articles Four and Ten of the Restated Certificate.

4.
The amendments to the Original Certificate described in Paragraph 3 above have been made in accordance with the provisions of the TBOC. The amendments to the Original Certificate and the Restated Certificate have been approved in the manner required by the provisions of the TBOC and the governing documents of the Corporation.

5.
The Restated Certificate attached hereto as Exhibit A accurately states the text of the Original Certificate as restated by the Restated Certificate. The attached Restated Certificate does not contain any other change except for the information permitted to be omitted by the provisions of the TBOC applicable to the Corporation (including the deletion of the article relating to the name and address of the organizer of the Corporation and the article stating that the Corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least $1,000.00). The Original Certificate and all amendments and supplements thereto are hereby superseded by the Restated Certificate attached hereto.

6.    This document becomes effective when filed by the Secretary of State of the State of Texas.

The undersigned affirms that the person designated as registered agent in the Restated Certificate has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the Corporation to execute this Restated Certificate.

Date: ____________, 2018	By:
	Name:	Lee R. Gibson, CPA
	Title:	President and Chief Executive Officer

RESTATED
CERTIFICATE OF FORMATION
OF
SOUTHSIDE BANCSHARES, INC.

ARTICLE ONE

The name of the for-profit Corporation formed hereby is Southside Bancshares, Inc. (the “Corporation”).

ARTICLE TWO

The period of the Corporation's duration is perpetual.

ARTICLE THREE

The purpose or purposes for which the Corporation is organized are:

(a)    To engage in the acquisition and ownership of equity or debt securities of national or state banks; the acquisition and ownership of equity or debt securities of other corporations, and the conduct of such other businesses as will not be in violation of any state or national laws, including banking laws, or rules or regulations promulgated from time to time thereunder; and

(b)    To engage in all other lawful acts or activities for which for-profit corporations may be organized under the laws of the State of Texas.

ARTICLE FOUR

The total number of shares of capital stock that the Corporation shall have authority to issue is 80,000,000 shares of common stock, $1.25 par value per share.

ARTICLE FIVE

The shareholders of the Corporation shall not be entitled to cumulate their votes in the election of directors.

ARTICLE SIX

The shareholders of the Corporation shall not have preemptive rights.

ARTICLE SEVEN

The Corporation, at the option of the Board of Directors, may purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor, and to any further extent that may be allowed by law.

ARTICLE EIGHT

No contract or other transaction between the Corporation and one or more of its directors or officers or between the Corporation and another corporation, partnership, joint venture, trust or other enterprise or organization of which one or more of the Corporation's directors or officers are officers, directors, security holders, members or employees or in which they are otherwise financially interested, directly or indirectly, shall be invalid solely because of such relationship, or solely because such director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or other transaction or signs, in such person's capacity as a director or committee member, a unanimous written consent of the Board of Directors or a committee thereof authorizing the contract or transaction, if (a) the material facts as to the director's or officer's relationship or interest and as to the contract or other transaction are known or disclosed to the Board of Directors or a committee thereof, and the Board of Directors or a committee thereof in good faith authorizes the contract or other transaction by the affirmative votes of a majority of the disinterested directors or committee members, even if the disinterested directors or committee members constitute less than a quorum; or (b) the material facts as to the director's or officer's relationship or interest and as to the contract or other transaction are known or disclosed to the shareholders entitled to vote thereon, and the contract or other transaction is specifically approved in good faith by vote of the shareholders; or (c) the contract or other transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors or a committee thereof or the shareholders.

ARTICLE NINE

The address of the Corporation's Registered Office is 1201 S. Beckham, Tyler, Texas 75701, and the name of the Corporation’s Registered Agent at such address is Leigh Anne Rozell.

ARTICLE TEN

The number of directors shall be set at sixteen (16) until changed in the manner provided in the By-Laws of the Corporation, except that no such change shall shorten the term of an incumbent director. The directors shall be classified with respect to the time for which they severally hold office into three (3) classes, as nearly equal in number as possible as determined by the Board of Directors. The terms of office of the initial directors constituting the first class expired at the first annual meeting of shareholders after the initial election of the directors of that class (and thereafter such class shall hold office for a three-year term expiring at the annual meeting of shareholders), the terms of office of the initial directors constituting the second class expired at the second annual meeting of shareholders after the initial election of the directors of that class (and thereafter such class shall hold office for a three-year term expiring at the annual meeting of shareholders), and the terms of office of the initial directors constituting the third class expired at the third annual meeting of shareholders after the initial election of the directors of that class (and thereafter such class shall hold office for a three-year term expiring at the annual meeting of shareholders). The members of each class shall hold office until their successors are elected and qualified, until his or her death or retirement or until he or she shall resign or be removed in the manner provided in the By-Laws. In any such event, such director's successor shall become a member of the same class of directors as his predecessor.

The names of the current directors are listed below and the address of each of the directors is 1201 South Beckham Avenue, Tyler, Texas 75701.

Lawrence Anderson, M.D.	Melvin B. Lovelady
Susan Elaine Anderson	Tony K. Morgan
Michael J. Bosworth	John F. Sammons Jr.
Herbert C. Buie	H.J. Shands III
Alton Cade	William Sheehy
Patricia A. Callan	Preston L. Smith
John R. Garrett	Donald W. Thedford
Lee R. Gibson III	M. Richard Warner

ARTICLE ELEVEN

To the fullest extent permitted by Texas statutory or decisional law, as the same exists or may hereafter be amended or interpreted, a director of the Corporation shall not be liable to the Corporation or its shareholders for any act or omission in such director's capacity as a director. Any repeal or amendment of this Article or adoption of any other provision of this Certificate of Formation inconsistent with this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability to the Corporation or its shareholders of a director of the Corporation existing at the time of such repeal, amendment or adoption of an inconsistent provision.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card
PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals - The Board of Directors recommends a vote FOR each of nominees listed in Proposal 1, and for Proposals 2, 3 and 4.

1.	Election of Directors
Terms Expiring 2021
		For	Against	Abstain			For	Against	Abstain			For	Against	Abstain
01 -	S. Elaine Anderson, CPA	☐	☐	☐	02 -	Herbert C. Buie	☐	☐	☐	03 -	Patricia A. Callan	☐	☐	☐

04 -	John R. (Bob) Garrett	☐	☐	☐	05 -	Tony K. Morgan, CPA	☐	☐	☐

Term Expiring 2020

06 -	H. J. Shands, III	☐	☐	☐

Term Expiring 2019

07 -	M. Richard Warner	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approve a non-binding advisory vote on the compensation of the Company's named executive officers.	☐	☐	☐	3.	Approve an amendment to the certificate of formation of Southside Bancshares, Inc. to increase the number of authorized shares of common stock.	☐	☐	☐

4.	Ratify the appointment by our Audit Committee of Ernst & Young LLP to serve as the independent registered public accounting firm for the Company for the year ended December 31, 2018.	☐	☐	☐

B	Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below
Note: Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) - Please print date below.		Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.
/	/

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy - Southside Bancshares, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The Annual Meeting will be held at Willow Brook Country Club, 3205 West Erwin Street, Tyler, Texas, 75702 on Wednesday, May 9, 2018, 11:30 a.m., local time.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 9, 2018. The Company's Proxy Statement and Annual Report are available at http://investors.southside.com/FinancialDocs.
Lawrence Anderson, M.D., Michael J. Bosworth, Alton Cade, Melvin B. Lovelady, John F. Sammons, Jr., William Sheehy, Preston L. Smith, and Donald W. Thedford or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Southside Bancshares, Inc. to be held on May 9, 2018 or at any postponement or adjournment thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments.

If more than one of the proxies above shall be present in person or by substitute at the meeting or any adjournment hereof, the majority of said proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

(Continued and to be voted on reverse side.)